                                  SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-12

                      UNIVERSAL COMPRESSION HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         (UNIVERSAL COMPRESSNION LOGO)

                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                              4440 BRITTMOORE ROAD
                              HOUSTON, TEXAS 77041

                                                                   July 13, 2001

Dear Shareholder:

     We cordially invite you to our Annual Meeting of Shareholders. The meeting will be held on Thursday, August 16, 2001, at 10:00 a.m., local time, at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas 77079.

     At this year's meeting, you will be asked to vote on the election of three directors, the approval of a new Employee Stock Purchase Plan, a new Restricted Stock Plan for Executive Officers and a new Directors' Stock Plan and the ratification of Deloitte & Touche LLP's appointment as our independent auditors.

     Our board of directors unanimously recommends that you vote "FOR" the election of the three directors, the approval of the three new plans and the ratification of the appointment of the independent auditors.

     We have attached a notice of meeting and a Proxy Statement that contains more information about these proposals and the meeting, including:

     - how to obtain an admission card, if you plan to attend the meeting and

     - the different methods you may use to vote, including telephone and the Internet.

     If you plan to attend, please mark the appropriate box on your proxy card to help us plan for the meeting.

     Your vote is important. We encourage you to sign and return your proxy card, or use the telephone or Internet voting procedures, before the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend in person.


                                            /s/ STEPHEN A. SNIDER

                                            STEPHEN A. SNIDER
                                            President and Chief Executive
                                            Officer

                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                              4440 BRITTMOORE ROAD
                              HOUSTON, TEXAS 77041

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

                         TO BE HELD ON AUGUST 16, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Universal Compression Holdings, Inc. will be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas 77079 on Thursday, August 16, 2001, at 10:00 a.m., local time. The purposes of the meeting are:

          1. To elect three directors to serve until the 2004 Annual Meeting of Shareholders,

          2. To consider and approve the adoption of our new Employee Stock Purchase Plan,

          3. To consider and approve the adoption of our new Restricted Stock Plan for Executive Officers,

          4. To consider and approve the adoption of our new Directors' Stock Plan,

          5. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the company to serve for the 2002 fiscal year and

          6. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     Our Board of Directors has set June 22, 2001 as the record date for the meeting. This means that owners of our common stock at the close of business on that date are entitled to:

     - receive this notice of the meeting and

     - vote at the meeting and any adjournments or postponements of the meeting.

     We will make a list of our shareholders as of the close of business on June 22, 2001 available for inspection during normal business hours from August 6th through August 15, 2001, at our principal place of business, 4440 Brittmoore Road, Houston, Texas 77041. This list also will be available at the meeting.

                                            By Order of the Board of Directors,

                                            /s/ MARK L. CARLTON

                                            MARK L. CARLTON
                                            Senior Vice President, General
                                            Counsel and Secretary

Houston, Texas, July 13, 2001

We urge each shareholder to promptly sign and return the enclosed proxy card or to use the telephone or Internet voting procedures described in the accompanying Proxy Statement. See our Question and Answer section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote your shares in person.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
Questions and Answers about our Annual Meeting and Voting...      1
Election of Directors (Proposal 1)..........................      5
  Information about Committees, Meetings and Compensation of
     Directors..............................................      8
  Compensation Committee Interlocks and Insider
     Participation..........................................      9
  Section 16(a) Beneficial Ownership Reporting Compliance...      9
  Transactions and Relationships with our Directors and
     Executive Officers.....................................      9
Executive Officers..........................................     10
Executive Compensation......................................     11
Performance Graph...........................................     14
Report of the Compensation Committee........................     15
Report of the Audit Committee...............................     18
Principal Shareholders......................................     19
Certain Relationships and Related Transactions..............     21
  Arrangements with Weatherford.............................     21
  Registration Rights Agreements............................     22
  Voting Agreements.........................................     22
  Termination of Management Agreement and Consulting
     Agreement..............................................     22
  Transactions with an Officer and Director.................     23
Proposal to Approve Adoption of the New Employee Stock
  Purchase Plan (Proposal 2)................................     23
Proposal to Approve Adoption of the New Restricted Stock
  Plan for Executive Officers (Proposal 3)..................     26
Proposal to Approve Adoption of the New Directors' Stock
  Plan (Proposal 4).........................................     28
Ratification of Appointment of Independent Auditors
  (Proposal 5)..............................................     29
Expenses of Solicitation....................................     29
Proposals of Shareholders for 2002 Annual Meeting...........     30
Other Information...........................................     30
ANNEXES:
Audit Committee Charter.....................................    I-1
Employee Stock Purchase Plan................................   II-1
Restricted Stock Plan for Executive Officers................  III-1
Directors' Stock Plan.......................................   IV-1

                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                              4440 BRITTMOORE ROAD
                           HOUSTON, TEXAS 77041-8004

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 16, 2001

                             ---------------------

     These proxy materials are furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Universal Compression Holdings, Inc. (sometimes referred to as the "Company"), for use at the 2001 Annual Meeting of Shareholders of the Company. The meeting will be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas 77079, on August 16, 2001, at 10:00 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

     We are first sending these proxy materials to our shareholders on or about July 13, 2001.

     All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to the meeting.

     Only owners of record of shares of our common stock at the close of business on June 22, 2001 are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. On June 22, 2001, there were 28,488,450 shares of our common stock issued and outstanding.

           QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND VOTING

Q:   WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this Proxy Statement relates to the proposals to be voted on at our annual meeting, the voting process, the compensation of our directors and most highly paid officers, and certain other required information. Our 2001 Annual Report to Shareholders for the fiscal year ended March 31, 2001 is also enclosed.

Q:   WHAT IS A PROXY?

A: A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Stephen A. Snider, Ernie L. Danner, Richard W. FitzGerald and Mark L. Carlton have been designated as proxies for our 2001 Annual Meeting of Shareholders.

Q:   WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

A: The record date for the 2001 Annual Meeting of Shareholders is June 22, 2001. The record date is established by our Board of Directors as required by Delaware law. Owners of common stock at the close of business on the record date are entitled:

     - to receive notice of the meeting and

     - to vote at the meeting and any adjournments or postponements of the meeting.

Q:   WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:   There are five proposals scheduled to be voted on at the meeting:

     - the election of directors,

     - the approval of the adoption of a new Employee Stock Purchase Plan,

     - the approval of the adoption of a new Restricted Stock Plan for Executive Officers,

     - the approval of the adoption of a new Directors' Stock Plan and

     - the ratification of the appointment of Deloitte & Touche as our independent auditors.

Q:   WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the five proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Stephen A. Snider, Ernie
     L. Danner, Richard W. FitzGerald and Mark L. Carlton, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q: WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

A: If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name.

Q:   HOW DO I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

     Even if you currently plan to attend the annual meeting in person, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:   HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

     BY INTERNET -- If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card.

     BY TELEPHONE -- If you live in the United States or Canada, you may submit your proxy by following the telephone voting instructions on the proxy card.

     BY MAIL -- You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "What if I do not specify my choice for a matter when returning my proxy?"

Q: WHAT ARE MY VOTING CHOICES WHEN VOTING FOR DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

A: In voting on the election of the three director nominees to serve until our 2004 Annual Meeting of Shareholders, you may vote in one of the following ways:

     - in favor of all nominees,

     - withhold votes as to all nominees, or

     - withhold votes as to specific nominees.

     Directors will be elected by a plurality.

     Our Board of Directors recommends a vote "FOR" each of the nominees.

Q:   IS CUMULATIVE VOTING PERMITTED FOR THE ELECTION OF DIRECTORS?

A: No, you are not entitled to cumulate your votes in the election of directors.

Q: WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN?

A: In voting on approval of the adoption of the new Employee Stock Purchase Plan, you may vote in one of the following ways:

     - in favor of the approval,

     - against the approval or

     - abstain from voting on the approval.

     Our Board of Directors recommends a vote "FOR" the new Employee Stock Purchase Plan.

Q: WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE ADOPTION OF THE RESTRICTED STOCK PLAN FOR EXECUTIVE OFFICERS?

A: In voting on approval of the adoption of the new Restricted Stock Plan for Executive Officers, you may vote in one of the following ways:

     - in favor of the approval,

     - against the approval or

     - abstain from voting on the approval.

     Our Board of Directors recommends a vote "FOR" the new Restricted Stock Plan for Executive Officers.

Q: WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE ADOPTION OF THE DIRECTORS' STOCK PLAN?

A: In voting on approval of the adoption of the new Directors' Stock Plan, you may vote in one of the following ways:

     - in favor of the approval,

     - against the approval or

     - abstain from voting on the approval.

     Our Board of Directors recommends a vote "FOR" the new Directors' Stock
     Plan.

Q: WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AND WHAT VOTE IS NEEDED TO RATIFY THEIR APPOINTMENT?

A: In voting on the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, you may vote in one of the following ways:

     - in favor of the ratification,

     - against the ratification or

     - abstain from voting on the ratification.

     Our Board of directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

Q:   HOW CAN I REVOKE MY PROXY?

A:   You can revoke your proxy by any one of the following four actions:

     - by giving written notice to our corporate secretary,

     - by delivering a later-dated proxy,

     - by using the telephone or Internet voting procedures described in the enclosed proxy card or

     - voting in person at the meeting.

Q:   IS MY VOTE CONFIDENTIAL?

A: The votes of all shareholders are held in confidence from directors, officers and employees except:

     - as necessary to meet applicable legal requirements and to assert or defend claims for or against the company,

     - in case of a contested proxy solicitation,

     - if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to our management or

     - as necessary to allow the independent inspectors of election to certify the results of the vote.

Q:   WHAT IF I DO NOT SPECIFY MY CHOICE FOR A MATTER WHEN RETURNING MY PROXY?

A: You should specify your choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted "FOR" the election of all director nominees, "FOR" the proposal to adopt our new Employee Stock Purchase Plan, "FOR" the proposal to adopt our new Restricted Stock Plan for Executive Officers, "FOR" the proposal to adopt our new Directors' Stock Plan and "FOR" the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors.

Q:   HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE COUNTED?

A: The approval of the new Employee Stock Purchase Plan, the new Restricted Stock Plan for Executive Officers and the new Directors' Stock Plan requires the affirmative vote of the majority of the votes cast so long as the total votes cast on each proposal represent at least a majority of the shares entitled to vote at the Annual Meeting. Abstentions will have no effect on the result of the vote so long as the holders of at least a majority of the shares entitled to vote at the Annual Meeting actually cast votes. Broker non-votes will have no effect on the result of the vote. The proposal to ratify the appointment of Deloitte & Touche as our independent auditors and any other matter that may come before the meeting will be adopted if the votes cast for that matter exceed the votes cast against the matter.

Q:   WHO COUNTS THE VOTES?

A: A representative of EquiServe, our transfer agent, will tabulate the votes and act as the inspector of the election.

Q:   WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2002 ending on September 30, 2001.

Q:   WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted and present in person or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: Yes, you may submit proposals for consideration at future shareholder meetings, including director nominations. In order for a shareholder proposal, including a director nomination, to be considered for inclusion in our Proxy Statement for next year's annual meeting, the written proposal must be received by us no later than March 15, 2002. The proposal will need to comply with regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in company-sponsored proxy materials and must contain the information required by our By-laws.

Q:   WHOM SHOULD I CALL WITH QUESTIONS?

A: If you have any questions about this Proxy Statement or the meeting, please contact Mark L. Carlton, our Senior Vice President and General Counsel, at
     (713) 335-7000.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

     The shareholders elect approximately one-third of the members of our Board of Directors annually. The directors are divided into three classes, with each class serving for a period of three years.

     The terms of Thomas C. Case, Uriel E. Dutton and C. Kent May will expire at the 2001 Annual Meeting. Messrs. Case, Dutton and May have been nominated to stand for reelection at the meeting to hold office until our 2004 Annual Meeting and until their successors are elected and qualified.

     We have no reason to believe that any of these nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board of Directors, or the Board may reduce the number of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THOMAS C. CASE, URIEL E. DUTTON AND C. KENT MAY AS DIRECTORS.

                  NOMINEES FOR ELECTION TO TERM EXPIRING 2004

THOMAS C. CASE
Age 52
Houston, Texas

     Mr. Case has served on our Board of Directors since 1999. Mr. Case served as the President of Mobil Global Gas & Power, Inc. and was responsible for gas marketing and power development in North and South America from 1998 until December 1999. Mr. Case retired from Mobil on April 1, 2000. From 1996 to 1997, Mr. Case was the Executive Vice President of Duke Energy (formerly Pan Energy) Trading and Market Services, a joint venture between Duke Energy and Mobil. From 1991 to 1996, he held various positions with Mobil serving at various times as President and Executive Vice President/Chief Operating Officer of Mobil Natural Gas Inc., Manager of Strategic Planning for Exploration and Production of Mobil and President of Mobil Russia.

     Mr. Case is a member of the Audit Committee of our Board of Directors.

URIEL E. DUTTON
Age 70
Houston, Texas

     Mr. Dutton joined our Board of Directors in February 2001 as a designee of WEUS Holding, Inc., a subsidiary of Weatherford International, Inc., following our acquisition of Weatherford Global Compression Services, L.P. Mr. Dutton has been counsel to and a partner with the law firm of Fulbright & Jaworski L.L.P. for more than the past five years, where his practice focuses on real estate and oil and gas matters.

     Mr. Dutton is a member of the Audit Committee of our Board of Directors.

C. KENT MAY
Age 61
Pittsburgh, Pennsylvania

     Mr. May has served on our Board of Directors since 1998. Mr. May is a Senior Vice President, General Counsel, Secretary and a director of Anchor Glass Container Corporation. He also serves as General Counsel, Secretary and a director of Consumers Packaging Inc., Canada's largest glass container manufacturer, and is a director of Fabrica de Envases de Vidrio, S.A. de C.V., a Mexican glass container manufacturer. He serves as General Counsel to Glenshaw Glass Company and G&G Investments, Inc., a privately-held investment company. He is also a manager and secretary of Main Street Capital Holdings, L.L.C., a merchant banking firm. He has been an associate, partner or member of the law firm of Eckert Seamans Cherin & Mellott, L.L.C. since 1964, and served as Managing Partner of the firm from 1991 to 1996.

     Mr. May is a member of the Audit Committee of our Board of Directors.

                   INCUMBENT DIRECTORS -- TERM EXPIRING 2002

ERNIE L. DANNER
Age 47
Houston, Texas

     Mr. Danner became our Chief Financial Officer and Executive Vice President and a director upon consummation of our acquisition of Tidewater Compression Service in 1998. In April 1999, Mr. Danner's duties as Chief Financial Officer were assumed by Richard FitzGerald. Prior to joining us, Mr. Danner served as Chief Financial Officer and Senior Vice President of MidCon Corp., an interstate pipeline company and a wholly-owned subsidiary of Occidental Petroleum Corporation. From 1988 until May 1997, Mr. Danner served as Vice President, Chief Financial Officer and Treasurer of INDSPEC Chemical Company and he also served as a director of INDSPEC.

CURTIS W. HUFF
Age 43
Houston, Texas

     Mr. Huff joined our Board of Directors in February 2001 as a designee of WEUS Holding following our acquisition of Weatherford Global. Mr. Huff became President, Chief Executive Officer and a director of Grant Prideco, Inc. on February 5, 2001. Previously, he served as Executive Vice President and Chief Financial Officer of Weatherford International, Inc. since January 2000, and served as its General Counsel and Secretary since May 1998. Prior to that time, Mr. Huff was a partner with the law firm of Fulbright & Jaworski L.L.P., Weatherford's counsel, and held that position for more than five years. Mr. Huff is a director of UTI Energy Corp., an oil and gas drilling company.

     Mr. Huff is a member of the Compensation Committee of our Board of Directors.

EDMUND P. SEGNER, III
Age 47
Houston, Texas

     Mr. Segner joined our Board of Directors in 2000. Mr. Segner has served as President and Chief of Staff of EOG Resources since August of 1999. He joined Enron Corporation in 1988 as Vice President of Public and Investor Relations. He later served as Executive Vice President and Chief of Staff until 1997 when he moved to Enron Oil & Gas Company as Vice Chairman and Chief of Staff. Mr. Segner is a Certified Public Account and a member of the Houston Society of Financial Analysts. He is also a director of the Domestic Petroleum Council.

     Mr. Segner serves as Chairman of the Audit Committee of our Board of Directors.

STEPHEN A. SNIDER
Age 53
Houston, Texas

     Mr. Snider has been our President and Chief Executive Officer and a director since consummation of our Tidewater Compression acquisition in 1998. Mr. Snider joined Tidewater in 1975 as General Manager of air compressor operations. In 1979, Mr. Snider established Tidewater Compression's operations in the Northeastern United States. In 1981, he assumed responsibility for the Western United States operations of Tidewater Compression. Mr. Snider left Tidewater in 1983 to own and operate businesses unrelated to the energy industry. He returned to Tidewater in 1991 as Senior Vice President of Compression. Mr. Snider has over 25 years of experience in senior management of operating companies, and also serves as a director of Energen Corporation.

     Mr. Snider is a member of the Executive Committee of our Board of Directors.

                   INCUMBENT DIRECTORS -- TERM EXPIRING 2003

JOHN K. CASTLE
Age 60
New York, New York

     Mr. Castle joined our Board of Directors in 1998. Mr. Castle has been Chairman of Castle Harlan, Inc. since 1987. Mr. Castle is also Chairman of Castle Harlan Partners III G.P., Inc., which is the general partner of the general partner of Castle Harlan Partners, III, L.P., one of our shareholders, and of Castle Connolly Medical Ltd. and Castle Connolly Graduate Medical Publishing, LLC. He serves as Chairman and Chief Executive Officer of Branford Castle, Inc., an investment holding company. Immediately prior to forming Branford Castle, Inc. in 1986, Mr. Castle was President and Chief Executive Officer and a director of Donaldson, Lufkin and Jenrette, Inc., one of the nation's leading investment banking firms. Mr. Castle is a director of Sealed Air Corporation, Morton's Restaurant Group, Inc., Statia Terminals Group, N.V., Commemorative Brands, Inc., AdobeAir Holdings, Inc., Wilshire Restaurant Group, Inc. and Equipment Support Services. Mr. Castle is a member of the Corporation of the Massachusetts Institute of Technology and a trustee of the New York Presbyterian Hospital, Inc. and the Whitehead Institute of Biomedical Research. Formerly, Mr. Castle was a director of The Equitable Life Assurance Society of the United States and Trustee of the New York Medical College, where he served as Chairman of the Board for 11 years.

     Mr. Castle is a member of the Executive and Compensation Committees of our Board of Directors.

BERNARD J. DUROC-DANNER
Age 47
Houston, Texas

     Mr. Duroc-Danner became a member of our Board of Directors in February 2001 as a designee of WEUS Holding following our acquisition of Weatherford Global. Mr. Duroc-Danner joined Weatherford International, Inc. in May 1987 to initiate the start-up of Weatherford's oilfield service and equipment business through EVI, Inc. He was elected EVI's President in January 1990 and Chief Executive Officer in May 1990. In connection with the merger of EVI, Inc. with Weatherford Enterra, Inc. in May 1998, Mr. Duroc-Danner was elected as Weatherford International, Inc.'s Chairman of the Board, President and Chief Executive Officer. Mr. Duroc-Danner holds a Ph.D. in economics from Wharton (University of Pennsylvania). In prior years, Mr. Duroc-Danner held positions at Arthur D. Little and Mobil Oil Inc. Mr. Duroc-Danner is a director of Parker Drilling Company (an oil and gas drilling company) and Cal-Dive International, Inc. (a company engaged in subsea services in the Gulf of Mexico). Mr. Duroc-Danner is also a director of Grant Prideco, Inc. (a provider of drill pipe and other drill stem products). Grant Prideco was a wholly owned subsidiary of Weatherford until April 14, 2000, when Weatherford distributed all of the outstanding shares of Grant Prideco to its shareholders.

     Mr. Duroc-Danner is a member of the Executive Committee of our Board of Directors.

WILLIAM M. PRUELLAGE
Age 27
New York, New York

     Mr. Pruellage became a director in April 2000. Mr. Pruellage is a Vice President with Castle Harlan, Inc. Prior to joining Castle Harlan in July 1997, Mr. Pruellage worked as an investment banking analyst at Merrill Lynch since July 1995. Mr. Pruellage is also a director of Wilshire Restaurant Group, Inc. and Commemorative Brands, Inc.

     Mr. Pruellage is a member of the Compensation Committee of our Board of Directors.

SAMUEL URCIS
Age 66
Beverly Hills, California

     Mr. Urcis has served on our Board of Directors since 1998. Mr. Urcis is a General Partner of Alpha Partners, a venture capital firm which he co-founded in 1982. From 1979 to 1982, and since 1997, Mr. Urcis has been an investor and advisor in the energy field, primarily in the oilfield services and equipment sector. From 1972 to 1979, Mr. Urcis was with Geosource Inc., a diversified services and equipment company, which he conceptualized and co-founded. Mr. Urcis served in the capacity of Chief Operating Officer and Vice President of Corporate Development. From 1955 to 1972, Mr. Urcis served in various technical and management capacities at Rockwell International, Hughes Aircraft, Aerolab Development Company and Sandberg-Serrell Corporation. Mr. Urcis has served as a director of the Glaucoma Research Foundation, and as a Trustee of the Monterey Institute of International Studies. Mr. Urcis serves as our director pursuant to an agreement entered into in connection with our Tidewater Compression acquisition in 1998.

     Mr. Urcis is a member of the Executive and Compensation Committees of our Board of Directors.

INFORMATION ABOUT COMMITTEES, MEETINGS AND COMPENSATION OF DIRECTORS

     The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee. We do not have a standing nominating committee. The Audit Committee and the Compensation Committee are comprised entirely of outside directors. The committee service of our directors is indicated on pages 5 through 8 of this Proxy Statement.

     The Executive Committee, between meetings of the Board of Directors, may exercise the powers of the Board of Directors except to the extent prohibited by law, or adopting or recommending to the shareholders any matter required by the Delaware General Corporation Law to be submitted to shareholders for approval. The Executive Committee met five times in fiscal year 2001, in addition to action taken by unanimous written consent.

     The Audit Committee recommends to the Board of Directors the engagement of the independent auditors and reviews with the independent auditors the scope and results of the audits, the internal accounting controls and the professional services furnished by the independent auditors. The Board of Directors has adopted the Audit Committee Charter, which is attached to this Proxy Statement as Annex I. All four members of our Audit Committee are "independent," as that term is defined in the New York Stock Exchange listing standards. The Audit Committee met twice in fiscal year 2001.

     The Compensation Committee reviews and approves all salary arrangements and other compensation for officers. The Compensation Committee is also responsible for the administration of the Company's benefit plans, including our stock option plan and, if approved by our shareholders, the new Employee Stock Purchase Plan and Restricted Stock Plan. In fiscal year 2001, the Compensation Committee met five times, in addition to action taken by unanimous written consent.

     In fiscal year 2001, the Board of Directors held seven meetings and took action by unanimous written consent ten times. Committees of the Board of Directors held a total of twelve meetings and took action by unanimous written consent six times. Average overall attendance at such meetings was 92%. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he served during fiscal year 2001.

     Directors who are not our officers (other than directors designated by Castle Harlan Partners and Mr. Duroc-Danner and Mr. Huff) receive an annual director fee of $20,000, $750 per board of directors or committee meeting attended and reimbursement of reasonable out-of-pocket expenses. Currently, five of our directors are entitled to this compensation. Our directors are not otherwise compensated for their services. The Board of Directors has approved the adoption of the new Directors' Stock Plan, subject to shareholder approval. Under the plan, which is described in Proposal 4 of this Proxy Statement, the directors may elect to receive all or a portion of their future director fees in our common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company is comprised of four outside directors, Mr. Castle, Mr. Huff, Mr. Pruellage and Mr. Urcis. Mr. Castle is a controlling shareholder of Castle Harlan Partners III, G.P., the general partner of Castle Harlan Partners III, L.P., which beneficially owns approximately 6% of our outstanding common stock. Mr. Pruellage is a Vice President of Castle Harlan Partners III, L.P. Mr. Huff is the former Executive Vice President and Chief Financial Officer of Weatherford International, Inc., the parent company of WEUS Holding, Inc., which owns approximately 46% of our outstanding common stock. See "Certain Relationships and Related Transactions" for a description of certain of our arrangements with Castle Harlan and Weatherford.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers, directors and certain persons who own more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations:

     - to file reports of their ownership of common stock with the SEC and the New York Stock Exchange, and to furnish us with copies of the reports.

     We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based solely on our review of the reports and representations, we believe that all required
Section 16(a) reports were timely filed in fiscal 2001.

TRANSACTIONS AND RELATIONSHIPS WITH OUR DIRECTORS AND EXECUTIVE OFFICERS

     See "Information about Committees, Meetings and Compensation of Directors," "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions."

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding our executive officers as of June 30, 2001:

NAME                                    AGE                  POSITION
----                                    ---                  --------
Stephen A. Snider.....................  53    President, Chief Executive Officer and
                                                Director
Ernie L. Danner.......................  47    Executive Vice President and Director
Richard W. FitzGerald.................  47    Senior Vice President and Chief
                                              Financial Officer
Mark L. Carlton.......................  46    Senior Vice President and General
                                              Counsel
Jack B. Hilburn, Jr. .................  56    Senior Vice President of Operations
Kirk E. Townsend......................  43    Senior Vice President of Sales
Hanford P. Jones......................  49    Senior Vice President of Engineered
                                                Products

     Stephen A. Snider. Mr. Snider's biographical information may be found on page 7 of this Proxy Statement.

     Ernie L. Danner. Mr. Danner's biographical information may be found on page 6 of this Proxy Statement.

     Richard W. FitzGerald. Mr. FitzGerald has served as our Senior Vice President and Chief Financial Officer since April 1999. Mr. FitzGerald held the position of Vice President -- Financial Planning and Services of KN Energy from February 1998 to April 1999. Prior to that time, Mr. FitzGerald served as Vice President and Controller of MidCon Corp., a wholly-owned subsidiary of Occidental Petroleum Corporation, for a period in excess of five years.

     Mark L. Carlton. Mr. Carlton joined us as Senior Vice President and Co-General Counsel in October 2000 and, effective December 8, 2000, became our Senior Vice President and General Counsel. From 1982 until April 2000, Mr. Carlton held various legal positions with Mobil Corporation and its affiliates, serving most recently as Senior Counsel for Mobil Business Resources Corporation.

     Jack B. Hilburn, Jr. Mr. Hilburn is our Senior Vice President of Operations and has served as Senior Vice President of Operations of Universal Compression, Inc., our operating subsidiary ("UCI"), since April 1999. Mr. Hilburn is responsible for all field operations, overhaul shops and warehouses. Mr. Hilburn joined us in 1994 to oversee domestic operations. In September 1996, Mr. Hilburn was promoted to Vice President of Operations and in April 1999, he was promoted to Senior Vice President of Operations. Prior to 1994, Mr. Hilburn was employed by Marathon Oil Corporation in various capacities, including Region Manager of southeast onshore and lower 48 offshore production operations, and later as Manager of Operations and Construction Services. Mr. Hilburn has over 26 years of management experience in the oil and gas industry.

     Kirk E. Townsend. Mr. Townsend served as Vice President of Sales of UCI from October 1999 to February 2001, when he was promoted to Senior Vice President of Sales. Mr. Townsend is responsible for all sales activities, both domestic and international. Mr. Townsend joined us in 1979 as a domestic sales representative. In 1986, he became an international sales representative for UCI. Mr. Townsend was promoted to Vice President of Business Development in April 1999, and Vice President of Sales in October 1999. Mr. Townsend has over 21 years of sales and management experience in the natural gas compression industry.

     Hanford P. Jones. Mr. Jones served as Vice President of Engineered Products for UCI from April 1999 to February 2001, when he became a Senior Vice President. Mr. Jones is responsible for all engineering and fabrication production of UCI's packaging division. Mr. Jones joined us in January 1999 as General Manager of Engineered Products. From May 1998 to January 1999, Mr. Jones performed engineering and pipeline operation consulting services for various companies. Prior to May 1998, Mr. Jones was employed by NorAm Energy Corporation for a period in excess of 18 years in various capacities, including Region Manager of NorAm's Western Region, and later as Chief Engineer and Engineering Manager. Mr. Jones has over 25 years of engineering and management experience in the oil and gas industry.

                             EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation paid in fiscal year 2001, 2000 and 1999 to our Chief Executive Officer, our four other most highly compensated executive officers and a former officer who would have been one of our highest paid officers had she been employed by us at the end of our most recent fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                  ANNUAL COMPENSATION   ------------
                                                  -------------------    SECURITIES     ALL OTHER
                                         FISCAL   SALARY       BONUS     UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR      ($)         ($)     OPTIONS (#)        ($)
---------------------------              ------   -------     -------   ------------   ------------
Stephen A. Snider......................   2001    222,917     350,437     161,007         17,159(1)
  President & Chief Executive Officer     2000    170,000      35,000          --         15,000(1)
                                          1999    170,000      43,890      49,145         41,965(1)
Ernie L. Danner........................   2001     69,250     232,365     104,057        310,019(2)
  Executive Vice President                2000     37,875          --          --          6,226(2)
                                          1999    135,000      43,080      35,491         23,055(2)
Richard W. FitzGerald(3)...............   2001    178,333     232,365      90,333         12,506(4)
  Senior Vice President &                 2000    146,049      20,000      16,379         34,132(4)
  Chief Financial Officer                 1999         --          --          --             --
Kirk E. Townsend.......................   2001    163,750(5)  170,023      64,286         14,959(6)
  Senior Vice President of Sales          2000    229,521(5)   15,000      11,508         21,878(6)
                                          1999    154,436(5)       --       2,970          9,331(6)
Jack B. Hilburn, Jr. ..................   2001    148,333     160,577      65,333          9,464(7)
  Senior Vice President of Operations     2000    110,000      15,000      16,379          4,843(7)
                                          1999     91,250      17,310       6,682          7,774(7)
Valerie L. Banner......................   2001     92,443      87,690      30,333        157,159(9)
  Former Senior Vice President &          2000    100,000      15,000          --          4,435(9)
  General Counsel(8)                      1999     83,350      17,708      16,379          2,375(9)

---------------

(1) Includes (a) matching contributions to Mr. Snider's 401(k) account of $6,688 during fiscal 2001 and $5,100 during each of fiscal 2000 and fiscal 1999,
    (b) $3,876 in health premiums paid on behalf of Mr. Snider under its executive medical plans during each of fiscal 1999, 2000 and 2001, (c) payments made on behalf of Mr. Snider pursuant to our Supplemental Savings Plan of $4,063 during fiscal 2001 and $3,187 during fiscal 2000 and fiscal 1999 and (d) $29,800 paid to Mr. Snider for moving expenses during fiscal 1999.

(2) Includes (a) matching contributions to Mr. Danner's 401(k) account of $2,078 during fiscal 2001, $1,136 during fiscal 2000 and $4,050 during fiscal 1999,
    (b) $3,876 in health premiums paid on behalf of Mr. Danner under our executive medical plan during each of fiscal 2001, 2000 and 1999, (c) payments made on behalf of Mr. Danner pursuant to our Supplemental Savings Plan of $169 during fiscal 1999 and (d) a payment of $300,000 in shares of our common stock during fiscal 2001.

(3) Mr. FitzGerald joined us in April 1999.

(4) Includes (a) matching contributions made to Mr. FitzGerald's 401(k) account of $5,350 during fiscal 2001 and $3,750 during fiscal 2000, (b) health care premiums paid on behalf of Mr. FitzGerald under our Executive Medical Plan of $3,876 in fiscal 2001 and $3,553 in fiscal 2000, (c) payment made on behalf of

    Mr. FitzGerald pursuant to our Supplemental Savings Plan of $2,844 in fiscal 2001 and $750 during fiscal 2000 and (d) $25,886 paid to Mr. FitzGerald for moving expenses in fiscal 2000.

(5) Includes sales commissions.

(6) Includes (a) matching contributions made to Mr. Townsend's 401(k) account of $4,913 during fiscal 2001, $6,886 during fiscal 2000 and $7,051 during fiscal 1999, (b) $3,876 in health care premiums paid on behalf of Mr. Townsend under our Executive Medical Plan during fiscal 2001 and fiscal 2000, (c) payment made on behalf of Mr. Townsend to our Supplemental Savings Plan of $413 during fiscal 2001 and $2,543 during fiscal 2000, (d) an automobile allowance paid to Mr. Townsend of $5,646 during fiscal 2001, $4,281 during fiscal 2000 and $4,068 during fiscal 1999 and (e) $4,200 paid to Mr. Townsend for club dues during fiscal 2000.

(7) Includes (a) matching contributions made to Mr. Hilburn's 401(k) account of $2,963 during fiscal 2001 and $2,225 during fiscal 1999, (b) health care premiums paid on behalf of Mr. Hilburn of $3,876 in each of fiscal 2001, fiscal 2000 and fiscal 1999 and (c) an automobile allowance paid to Mr. Hilburn of $2,118 in fiscal 2001, $720 in fiscal 2000 and $1,341 in fiscal 1999.

(8) Ms. Banner served as Senior Vice President and General Counsel until December 2000.

(9) Includes (a) matching contributions to Ms. Banner's 401(k) account of $2,525 during fiscal 2001, $3,000 during fiscal 2000 and $2,250 during fiscal 1999,
    (b) $2,584 in health premiums paid on behalf of Ms. Banner during fiscal 2001 and $323 during fiscal 2000, (c) payments made on behalf of Ms. Banner pursuant to our Supplemental Savings Plan of $1,430 during fiscal 2001 and $1,000 during fiscal 2000 and (d) $150,313 in severance paid to Ms. Banner as a result of our termination of her employment agreement without cause during fiscal 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                          -----------------------------------------------------
                          NUMBER OF                                               POTENTIAL REALIZABLE VALUE AT
                          SECURITIES    PERCENT OF                                   ASSUMED ANNUAL RATES OF
                          UNDERLYING   TOTAL OPTIONS                              STOCK PRICE APPRECIATION FOR
                           OPTIONS      GRANTED TO     EXERCISE OR                 OPTION TERM (TEN YEARS)(1)
                           GRANTED     EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------------
NAME                         (#)        FISCAL YEAR     ($/SHARE)       DATE           5%              10%
----                      ----------   -------------   -----------   ----------   -------------   -------------
Stephen A. Snider.......    61,007         5.35%         $21.50       04/20/10     $  824,890      $2,090,433
                           100,000         8.77           31.65       12/11/10      1,990,451       5,044,195
Ernie L. Danner.........    44,057         3.87           21.50       04/20/10        595,705       1,509,633
                            60,000         5.26           31.65       12/11/10      1,194,271       3,026,517
Richard W. FitzGerald...    20,333         1.78           21.50       04/20/10        274,927         696,720
                            10,000         0.88           22.00       05/23/10        138,357         350,623
                            60,000         5.26           31.65       12/11/10      1,194,271       3,026,517
Kirk E. Townsend........    14,286         1.25           21.50       04/20/10        193,164         489,516
                            15,000         1.32           22.00       05/23/10        207,535         525,935
                            35,000         3.07           31.65       12/11/10        696,658       1,765,468
Jack B. Hilburn, Jr. ...    20,333         1.78           21.50       04/20/10        274,927         696,720
                            10,000         0.88           22.00       05/23/10        138,357         350,623
                            35,000         3.07           31.65       12/11/10        696,658       1,765,468
Valerie L. Banner.......    20,333         1.78           21.50       04/20/10             --              --
                            10,000         0.88           22.00       05/23/10             --              --

---------------

(1) The calculations at five percent and ten percent appreciation rates are established by the SEC and are not intended to forecast future appreciation rates for our common stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                       OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                           SHARES                        YEAR-END (#)               FISCAL YEAR-END ($)
                          ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                     ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   --------   -----------   -------------   -----------   -------------
Stephen A. Snider......        --      $     --     110,152        100,000      $1,642,397     $3,165,000
Ernie L. Danner........        --            --      79,548         60,000       1,186,080      1,899,000
Richard W.
  FitzGerald...........        --            --      36,712         70,000         547,391      2,119,000
Kirk E. Townsend.......        --            --      25,794         50,000         384,598      1,437,750
Jack B. Hilburn,
  Jr. .................        --            --      36,712         45,000         547,391      1,327,750
Valerie L. Banner......    36,712       888,967          --             --              --             --

                               PERFORMANCE GRAPH

     The following graph compares the performance of our common stock to the Standard & Poor's 500 Stock Index and Standard & Poor's Oil and Gas Drilling and Equipment Index from May 25, 2000, the first day of trading for our common stock, to March 31, 2001. The graph assumes that the value of the investment in our common stock, the S&P 500 Index and the S&P Oil and Gas Drilling and Equipment Index was $100 at May 25, 2000 and that all dividends were reinvested quarterly.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              BASED ON INITIAL INVESTMENT OF $100 ON MAY 25, 2000

                               PERFORMANCE GRAPH

-----------------------------------------------------------------------------------------------------------------
                                            5/24/00         6/00           9/00           12/00          3/01
-----------------------------------------------------------------------------------------------------------------
 Universal Compression Holdings, Inc.       $100.00        $152.27        $140.63        $171.31        $159.09
 S&P 500                                    $100.00        $100.36        $ 99.39        $ 91.61        $ 80.75
 S&P Oil and Gas Drilling and
  Equipment                                 $100.00        $102.49        $111.81        $103.79        $ 89.00

     The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of Universal Compression Holdings, Inc., together with the full Board of Directors of the Company, offers this report regarding compensation policies for executive officers, including the President and Chief Executive Officer of the Company.

     The overall goal of the Compensation Committee is to develop executive compensation policies and practices that are consistent with the Company's strategic business and financial objectives and that serve to attract, motivate and retain key employees. While these principles apply to compensation policies for all executive officers, the Committee considers individual factors in determining the appropriate mix of compensation for each officer.

     Historically, the Company has entered into employment agreements with its executive officers, including its President and Chief Executive Officer. All but one of these agreements expired in February 2001, and the Committee elected as a policy matter not to renew them. Instead, executive officers will be offered change of control agreements with the Company pursuant to which such executives will receive certain payments in the event of termination upon a change of control in exchange for non-competition agreements. To date, Messrs. Hilburn, Townsend and Carlton have entered into change of control agreements with the Company.

COMPONENTS OF EXECUTIVE COMPENSATION

     The Company's executive compensation currently consists of three primary components:

     - an annual base salary,

     - an annual incentive cash bonus and

     - periodic grants of stock options.

     For fiscal year 2001, stock options were the only form of long-term incentive compensation offered by the Company. In the future, the Committee hopes to use other types of long-term incentive compensation, including restricted stock grants. In April 2001, the Company's Board of Directors, on the recommendation of the Committee, approved the adoption of a new restricted stock plan for executive officers, subject to approval of the Company's shareholders. This plan is described in the Proxy Statement as Proposal 3.

     Base Salary. The purpose of base salary is to create a secure base of cash compensation for executive officers that is competitive in the industry. The Compensation Committee exercises its discretion in making salary decisions, taking into consideration the compensation packages paid to executive officers by companies of similar size in the energy industry. Salary increases for executive officers are considered annually, but do not follow a preset schedule or formula. In December 2000, the annual base salary of Stephen A. Snider, our President and Chief Executive Officer, was raised from $220,000 to $265,000. Our other executive officers also received raises at that time.

     Annual Incentive Bonus. Each year, the Committee adopts an Officers' Incentive Plan which specifies the target bonus or incentive award for each of the Company's executive officers. The purpose of the annual bonus is to provide cash compensation that is at-risk on an annual basis and is contingent on the achievement of certain business, operating and individual objectives, efforts expended on behalf of the Company and overall contributions to the Company's success. For fiscal year 2001, these objectives were divided into three categories: (1) year-end EBITDA levels compared to budgeted EBITDA (worth 60% of the bonus), (2) safety performance (worth 10% of the bonus) and (3) individual performance, which included, among other things, personal effort, contribution to the Company's success and involvement in strategic planning (worth 30% of the bonus). EBITDA is defined in the Officers' Incentive Plan as net earnings plus management fees, payments under the Officers' Incentive Plan, bonuses, interest, taxes, depreciation and amortization, adjusted for unusual and non-recurring items.

     Generally, incentive bonus awards are calculated as a percentage of base salary as specified in the Officers' Incentive Plan, ranging from 0% up to 50% of base salary for senior vice presidents, 0% up to 60% of base salary for executive vice presidents and 0% to up to 70% of base salary for the Company's President and

Chief Executive Officer. In the event of exceptional results or circumstances, the incentive ranges may be exceeded, as they were for fiscal 2001 incentives.

     Bonuses for fiscal 2001, which were paid in May 2001, exceeded the targeted amounts. The Committee felt that the increased bonuses were appropriate given the Company's success and strong overall performance during fiscal 2001 and the significant efforts expended by the Company's executive officers during that period. In addition, the Company's EBITDA for fiscal 2001 far exceeded budgeted EBITDA, and the Company's safety performance was very strong. Mr. Snider's bonus for fiscal year 2001 was $350,437, or 132% of his base salary. See the Summary Compensation Table for bonuses paid to the Company's other named executive officers.

     Long-Term Incentive Compensation. Long-term incentives generally comprise a significant portion of the total compensation package for executive officers, as the Committee believes it is a critical tool in the retention of officers. For fiscal 2001, incentive stock options were the only form of long-term incentive compensation used by the Company. The purpose of stock options is to provide equity compensation whose value is entirely at-risk based on the increase in the Company's stock price and the creation of shareholder value, thereby aligning the financial interests of our executive officers with our shareholders. Stock options also allow executive officers to have equity ownership in the Company and to share in the appreciation of the value of the Company's stock over time. The options only have value if the Company's stock price appreciates from the date the options are granted.

     During fiscal 2001, stock options were awarded throughout the Company to professional, managerial and technical employees and in connection with its initial public offering and acquisitions. These options vest in one-third increments over a term of three years, with the exercise price equal to the fair market value of the Company's stock on the date of grant. Under the terms of the Company's incentive stock option plan, all options outstanding at the time of the Company's initial public offering in May 2000 became fully vested. Approximately 215 employees, or 15% of the Company's workforce, received option awards in fiscal 2001. The named executive officers received option awards covering 485,016 shares in fiscal 2001, of which options covering 161,007 shares were granted to Mr. Snider.

     Other Compensation Programs. Another aspect of the Company's compensation package is designed to encourage employees to save for the future. Currently, this consists of the Company's 401(k) Retirement and Savings Plan and Supplemental Savings Plan. These other compensation programs generally are not linked to the Company's performance.

     The Company's 401(k) savings plan provides the Company's regular, full-time employees with the opportunity to contribute on a pre-tax basis up to 15% of eligible earnings to an account investing in various investment options. The Company matches employee contributions at a rate of 50% for the first 6% of salary contributed, with the Company's contributions vesting over a period of five years. The Company contributed a total of $26,846 to the 401(k) plan on behalf of its executive officers in fiscal 2001, including $6,688 contributed on behalf of Mr. Snider. Under the Company's Supplemental Savings Plan, the Company's executives are given the opportunity to defer 2-15% of their salary and up to 100% of their bonus, with the Company matching the first 3% of compensation deferred. The Company's matching contributions under the Supplemental Savings Plan are not subject to any vesting requirements. During fiscal year 2001, the Company contributed a total of $9,873 to the Supplemental Savings Plan on behalf of its executive officers, including $4,063 on behalf of Mr. Snider. See the Summary Compensation Table for contribution information with respect to the Company's other named executive officers under these plans.

     Benefits. Benefits offered to executive officers serve a different purpose than the other elements of total compensation. In general, the Company's benefits are designed to provide a safety net of protection against potential financial catastrophes that can result from illness, disability or death. Benefits offered to executive officers generally are the same as those that are offered to the Company's employees as a whole, with the exception of the executive medical plan. This plan supplements the Company's general medical plan by covering deductibles and co-payments for executive officers, up to a maximum of $5,000 per year per executive.

     New Incentive Plans. The Committee believes that new forms of incentive compensation are appropriate to attract, retain and motivate the highest level of talent. For this reason, the Committee has recommended, and the Company's Board of Directors has approved the adoption of, a new restricted stock plan to allow for grants of stock that vest over time to executive officers. This plan, which is subject to approval by the Company's shareholders, is described in Proposal 3 of the Proxy Statement. Subject to shareholder approval, the Board approved grants of a total of 110,000 restricted shares to the Company's executive officers, including 30,000 restricted shares to Mr. Snider. In addition, the Committee has recommended that the Company implement an employee stock purchase plan, which would permit eligible employees to purchase shares of the Company's stock at a discount and without brokerage commissions, subject to certain limitations. This plan also is subject to approval by the Company's shareholders, and is described in Proposal 2 of the Proxy Statement.

     Other Considerations. The Committee considers the expected tax treatment to the Company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Internal Revenue Code generally limits the deductibility of certain compensation expenses in excess of $1,000,000 to any one individual in any fiscal year. However, certain qualifying performance-based compensation is not subject to the limitations on deductibility. The Committee currently intends to structure the Company's compensation of its executives in accordance with the requirements for deductibility under Section 162(m) to the extent reasonably practicable and consistent with the Company's other compensation objectives.

     Summary. The Committee believes that the executive compensation policies and programs described in this report serve the interests of the Company and its shareholders, but that new forms of long-term incentive compensation should be implemented, including the restricted stock plan. The Company's executive compensation is intended to be linked to, and commensurate with, the Company's performance and with shareholder expectations.

                                            Prepared by the Compensation
                                            Committee and submitted by the full
                                            Board of Directors,

                                            John K. Castle
                                            Curtis W. Huff
                                            William M. Pruellage
                                            Samuel Urcis
                                            Thomas C. Case
                                            Ernie L. Danner
                                            Bernard J. Duroc-Danner
                                            Uriel E. Dutton
                                            C. Kent May
                                            Edmund P. Segner, III
                                            Stephen A. Snider

     The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                         REPORT OF THE AUDIT COMMITTEE

     The Company's Audit Committee is responsible for, among other things, reviewing with our independent auditors the scope and results of their audit engagement. In connection with the fiscal 2001 audit, the Audit Committee has:

     - reviewed and discussed with management the Company's audited financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2001;

     - discussed with Deloitte & Touche, LLP, our independent auditors ("Deloitte & Touche"), the matters required to be discussed by Statement of Accounting Standards No. 61, as modified or supplemented; and

     - received from and discussed with Deloitte & Touche the written disclosures and letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, as modified or supplemented, regarding their independence.

     Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the Securities and Exchange Commission.

     Our Board of Directors has adopted a new charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Annex I. The members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

                                            Submitted by the Audit Committee,

                                            Edmund P. Segner, III
                                            Thomas C. Case
                                            Uriel E. Dutton
                                            C. Kent May

     The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                             PRINCIPAL SHAREHOLDERS

     In February 2001, we acquired Weatherford Global and certain related entities through a merger of the parent company of Weatherford Global into our operating subsidiary, UCI. As consideration for the merger, we issued 13,750,000 shares of our common stock, or approximately 48% of our total outstanding shares immediately following the merger, to WEUS Holding, a wholly owned subsidiary of Weatherford International, Inc. We entered into a voting agreement and a registration rights agreement with WEUS concurrently with the merger. In addition, we agreed that subject to certain stock ownership requirements, WEUS would be entitled to designate up to three persons to serve on our board of directors. See "Certain Relationships and Related Transactions -- Arrangements with Weatherford." The merger resulted in a change of control of us for purposes of the Securities Exchange Act.

     On July 3, 2001, after the record date for the meeting, we completed a public offering of 4,000,000 shares of our common stock, consisting of 1,333,333 shares offered by us and 2,666,667 shares offered by some of our shareholders, including Castle Harlan. The following table sets forth, as of July 3, 2001, the beneficial ownership of our common stock by:

     - persons we know to be the beneficial owners of more than five percent of our issued and outstanding common stock,

     - each director,

     - our executive officers and former executive officer identified in the Summary Compensation Table and

     - all of our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite the shareholder's name. Except as otherwise set forth below, shares of common stock not outstanding but deemed beneficially owned by virtue of a person or group having the right to acquire them within 60 days, including outstanding stock options, are treated as outstanding only for purposes of determining the percentage owned by such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership by any other person. The address for each executive officer and director listed below is c/o Universal Compression Holdings, Inc., 4440 Brittmoore Road, Houston, Texas 77041.

                                                        AGGREGATE NUMBER
                                                           OF SHARES         PERCENTAGE OF
                                                          BENEFICIALLY        OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                         OWNED             SHARES(1)
------------------------------------                    ----------------     -------------
WEUS Holding, Inc. ...................................    13,750,000             46.1%(2)
  515 Post Oak Boulevard, Suite 600
  Houston, Texas 77027-3415
Castle Harlan Partners III, L.P.(3)...................     1,895,301(4)           6.4%(4)
  150 East 58th Street
  New York, New York 10155
Thomas C. Case........................................           334                *
John K. Castle(3).....................................     1,895,301(5)           6.4%(5)
Samuel Urcis(6).......................................       219,699                *
C. Kent May...........................................           334                *
William M. Pruellage..................................           167                *
Edmund P. Segner, III.................................            --                *
Bernard J. Duroc-Danner...............................            --                *
Curtis W. Huff........................................            --                *
Uriel E. Dutton.......................................            --                *
Stephen A. Snider(7)..................................       143,605                *
Ernie L. Danner(8)....................................       160,192                *

                                                        AGGREGATE NUMBER
                                                           OF SHARES         PERCENTAGE OF
                                                          BENEFICIALLY        OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                         OWNED             SHARES(1)
------------------------------------                    ----------------     -------------
Richard W. FitzGerald(9)..............................        41,382                *
Jack B. Hilburn, Jr.(10)..............................        40,111                *
Kirk E. Townsend(11)..................................        39,011                *
Valerie L. Banner(12).................................           668                *
All directors and executive officers as a group (16
  persons)(13)........................................     2,307,593(5)           7.7%(5)

---------------

  *  Less than 1% of our issued and outstanding shares of common stock.

 (1) Based upon 29,816,956 shares of common stock outstanding and 13,242 treasury shares issued that are not counted as outstanding in calculating the beneficial ownership percentage. This number does not include up to an additional 200,000 shares that may be issued subject to the underwriters' 30-day over-allotment option in our recently completed equity offering, or up to an additional 727,273 shares that we may issue in our pending acquisition of KCI, Inc.

 (2) WEUS is a direct, wholly owned subsidiary of Weatherford International, Inc., a publicly traded company. Pursuant to a voting agreement entered into in connection with our Weatherford Global acquisition, WEUS has agreed to limit its voting power to 33 1/3% of our total outstanding common stock until the earlier of February 9, 2003 or the date that Castle Harlan and its affiliates own less than 5% of our outstanding common stock. This voting agreement may terminate if the underwriters' overallotment option is exercised in connection with our recent equity offering.

 (3) John K. Castle and Leonard M. Harlan are the controlling shareholders of Castle Harlan Partners III, G.P., Inc., the general partner of the general partner of Castle Harlan Partners III, L.P., and as such, each of them may be deemed to be a beneficial owner of the shares owned by Castle Harlan Partners III, L.P. Both Mr. Castle and Mr. Harlan disclaim beneficial ownership of the shares in excess of their respective pro rata partnership interests in Castle Harlan Partners III, L.P. and its affiliates.

 (4) Includes 90,909 shares of common stock directly held by Mr. Castle, and 204,306 shares of common stock held by certain entities and individuals (which includes 99,153 shares subject to options held by Samuel Urcis which are fully vested) for which Mr. Castle may direct the voting pursuant to voting trust agreements under which Mr. Castle acts as voting trustee. Also includes 231,880 shares held by Castle Harlan and its affiliates that are subject to the underwriters' 30-day over-allotment option from our recently completed equity offering. All such shares may be deemed to be beneficially owned by Mr. Castle. Mr. Castle disclaims beneficial ownership of the shares subject to the voting trust agreements, other than 9,817 shares of common stock owned by Branford Castle Holdings, Inc. that are subject to the voting trust. Prior to the equity offering and as of the record date for the meeting, Castle Harlan and its affiliates owned or had voting control over approximately 20% of our common stock.

 (5) Includes 1,468,153 shares of common stock directly held by Castle Harlan Partners III, L.P., 90,909 shares of common stock directly held by John K. Castle, and 204,306 shares of common stock held by certain other entities and individuals (which includes 99,153 shares subject to options held by Samuel Urcis which are fully vested) for which Mr. Castle may direct the voting pursuant to voting trust agreements under which Mr. Castle acts as voting trustee. Also includes 231,880 shares held by Castle Harlan and its affiliates that are subject to the underwriters' 30-day over-allotment option from our recently completed equity offering. All such shares may be deemed to be beneficially owned by Castle Harlan Partners III. Castle Harlan Partners III disclaims beneficial ownership of the shares not directly held by it. Prior to the equity offering and as of the record date for the meeting, Castle Harlan and its affiliates owned or had voting control over approximately 20% of our common stock.

 (6) Includes 99,135 shares subject to options that are fully vested. Also includes 40,145 shares of common stock owned by Castle Harlan Partners that Mr. Urcis has the option to purchase. All of Mr. Urcis's shares are subject to a voting trust agreement with Castle Harlan.

 (7) Includes 110,152 shares of common stock subject to options, all of which are fully vested.

 (8) Includes 79,548 shares of common stock subject to options, all of which are fully vested. Also includes 33,455 shares of common stock owned by Castle Harlan Partners that Mr. Danner has an option to purchase.

 (9) Includes 40,045 shares of common stock subject to options, all of which are fully vested.

(10) Includes 40,045 shares of common stock subject to options, all of which are fully vested.

(11) Includes 30,794 shares of common stock subject to options, all of which are fully vested.

(12) Ms. Banner served as our Senior Vice President and General Counsel until December 2000.

(13) Includes an aggregate of 493,297 shares of common stock subject to options, all of which are fully vested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ARRANGEMENTS WITH WEATHERFORD

     Registration Rights Agreement. Concurrently with our acquisition of Weatherford Global Compression Services, L.P. in February 2001, we entered into a registration rights agreement with WEUS Holding, Inc., an affiliate of Weatherford International, Inc. Under this agreement, WEUS has the right, on up to three occasions, to cause us to register at our expense WEUS's shares of our common stock under the Securities Act at any time by providing a written demand to us, subject to certain minimum dollar values. The registration rights agreement also provides WEUS with certain "piggyback" registration rights, or rights to require us, subject to certain limitations, to include its shares of our common stock in other registration statements that we may file.

     Voting Agreement. We also entered into a voting agreement with WEUS concurrently with the Weatherford Global acquisition that provides that until the earlier of (1) February 9, 2003 or (2) the date that Castle Harlan and its affiliates own less than 5% of our outstanding common stock, WEUS and its affiliates will vote any shares of our common stock that they own in excess of 33 1/3% of our total outstanding shares in the same proportion that shares of our stock owned by the public are voted. Shares owned by the public include all shares of our common stock other than shares owned by WEUS, Castle Harlan and their respective affiliates. Castle Harlan and its affiliates currently own in excess of 5% of our common stock. If the underwriters' overallotment option in connection with our recent equity offering is exercised, Castle Harlan's ownership could fall below 5%, which would result in a termination of the voting agreement.

     Transitional Services Agreement. Concurrently with the closing of the Weatherford Global acquisition, Weatherford and Weatherford Global, as our subsidiary, entered into a transitional services agreement under which Weatherford would continue to provide certain administrative and support services, such as shared corporate office space and general communication and information services, to Weatherford Global until June 9, 2001. Weatherford Global, as our subsidiary, paid Weatherford $125,000 for the first thirty days of services. For the period subsequent to the initial thirty days, Weatherford Global paid Weatherford a fee based on a proportional amount of Weatherford's costs and expenses in providing the services plus a 10% management fee.

     Board Representation. Weatherford, through WEUS, has the right to designate three members to our board of directors for so long as it owns at least 20% of our outstanding common stock. One WEUS nominee is a Class A director with a term of office expiring in 2001, the second WEUS nominee is a Class B director with a term of office expiring in 2002, and the third WEUS nominee is a Class C director with a term of office expiring in 2003. If WEUS's ownership of our common stock falls below 20%, WEUS may designate only two directors, and if its ownership falls below 10%, it may no longer designate directors to our board. WEUS's current designees to our board are Mr. Dutton (Class A), Mr. Huff (Class B) and Mr. Duroc-Danner (Class C).

REGISTRATION RIGHTS AGREEMENTS

     In connection with our acquisition of Tidewater Compression Service, Inc. in 1998, we entered into a registration rights agreement with Castle Harlan Partners and some of our other shareholders (including certain of our directors and officers). Under this registration rights agreement, these shareholders generally have the right to require us to register any or all of their shares of our common stock under the Securities Act, at our expense, subject to certain minimum dollar values. In addition, these shareholders are generally entitled to include, at our expense, their shares of our common stock covered by the registration rights agreement in any registration statement under the Securities Act, that we propose to file with respect to our common stock. In addition, we entered into a registration agreement with the two former shareholders of GCSI concurrently with our GCSI acquisition. This agreement provides the former GCSI shareholders with two demands for shelf registrations, both of which have been filed. We also agreed in these agreements to indemnify the shareholders against specified liabilities, including liabilities under the Securities Act.

VOTING AGREEMENTS

     In connection with the Tidewater Compression acquisition in 1998, we entered into a voting agreement and two voting trust agreements. The voting agreement requires that some of our significant shareholders vote their shares of our common stock in the same manner as Castle Harlan. This agreement terminated automatically upon completion of our recent equity offering. The voting trust agreements provide that certain of our other shareholders, including some of our directors, assign their shares of our common stock to a voting trust which has John K. Castle as its trustee in exchange for interests in the trust. These agreements remain in effect except as to shares sold in our recent equity offering or otherwise. Prior to our initial public offering in May 2000, these voting agreements and trusts also covered Energy Spectrum Partners, L.P. and our employees, officers and some of our directors. Currently, only two of our directors, Samuel Urcis and William Pruellage, and none of our employees or officers, are subject to a voting trust agreement. Castle Harlan currently has voting control over approximately 6% of our common stock.

TERMINATION OF MANAGEMENT AGREEMENT AND CONSULTING AGREEMENT

     In connection with our 1998 acquisition of Tidewater Compression, we also entered into a management agreement with Castle Harlan, Inc. pursuant to which Castle Harlan agreed to provide us with business and organizational strategy, financial and investment management and merchant and investment banking services. We agreed to pay Castle Harlan a fee for these services of $3.0 million per year. This fee was paid in advance for the first year and quarterly in advance thereafter. The agreement was for a term of five years, renewable automatically from year to year unless Castle Harlan or its affiliates then beneficially owns less than 20% of our outstanding capital stock. We agreed to indemnify Castle Harlan against liabilities, costs, charges and expenses relating to the performance of its duties, other than those resulting from its gross negligence or willful misconduct. We paid Castle Harlan Inc. $3.0 million, $750,000 and $3.0 million during the period from December 12, 1997 (inception) through March 31, 1998 and the years ended March 31, 1999 and 2000, respectively. As of March 31, 2000, 33,560 shares of common stock and 18,080 shares of preferred stock (which shares of preferred stock were subsequently split and converted to 42,046 shares of common stock on May 30, 2000 in connection with our initial public offering) held by our officers were subject to repurchase requirements in the event of our termination of the officer without "cause," disability or death as specified in the stock repurchase agreement. We maintained an insurance policy to fund substantially all of our obligations in the event of disability or death of these officers. This option repurchase requirement was terminated upon completion of our initial public offering. In addition, in consideration for certain finder services in connection with our Tidewater Compression acquisition, we entered into a finder's and consulting agreement with Samuel Urcis, one of our directors. Under that agreement, Mr. Urcis was entitled to a consulting fee of $150,000 per year in exchange for various consulting services, as well as a seat on our board and options to purchase shares of our common stock. We paid Mr. Urcis $12,500, $165,523 and $140,264 during the period from December 12, 1997 (inception) through March 31, 1998 and the years ended March 31, 1999 and 2000, respectively.

     This management agreement (other than the indemnification provisions) and consulting agreement were terminated upon the completion of our initial public offering in May 2000 in exchange for (1) our payment to Castle Harlan of $3.0 million in cash (one year's management fee) and our issuance to Castle Harlan of 136,364 shares of our common stock, which shares are subject to registration rights and (2) our payment to Mr. Urcis of $150,000 in cash (one year's consulting fee) and our issuance to Mr. Urcis of 6,818 shares of our common stock, which shares are also subject to registration rights. Also, Castle Harlan granted Mr. Urcis a ten-year option in 1998 to purchase from it 17,820 shares and 22,326 shares of our common stock at exercise prices of $6.73 and $21.50, respectively.

     We also agreed with Castle Harlan to nominate a total of three Castle Harlan designees for election to our board for so long as those designees are reasonably qualified and Castle Harlan and its affiliates beneficially own at least 15% of our outstanding stock (including shares over which it has voting control pursuant to voting agreements and trusts). Although Castle Harlan's right terminated upon completion of our recent equity offering, its current designees to our board, Mr. Castle and Mr. Pruellage, serve terms expiring at our 2003 annual meeting of shareholders.

TRANSACTIONS WITH AN OFFICER AND DIRECTOR

     In consideration for consulting services rendered by Ernie Danner, one of our executive officers and directors, in connection with our Tidewater Compression acquisition, Castle Harlan granted Mr. Danner a ten-year option to purchase from it 14,850 shares of our common stock at a price of $6.73 per share, and 18,605 shares of our common stock at a price of $21.50 per share. Also, Castle Harlan agreed that upon its sale of more than 75% of the shares that Castle Harlan owns of our outstanding common stock, Castle Harlan will pay Mr. Danner $500,000 if it realizes a return in excess of 100%, or $750,000 if it realizes a return in excess of 300%, of its initial investment in us. Castle Harlan sold approximately one-half of its shares of our common stock in our recent equity offering. Upon completion of our Tidewater Compression acquisition, we paid Mr. Danner for his services $100,000 in cash and granted to him shares that were converted into 16,727 shares of our common stock, which shares are subject to registration rights. Upon completion of our initial public offering in May 2000, we paid Mr. Danner for his services 13,636 shares of our common stock, which shares are subject to registration rights. As an officer, Mr. Danner also holds stock options awarded by us.

                    PROPOSAL TO APPROVE ADOPTION OF THE NEW
                          EMPLOYEE STOCK PURCHASE PLAN

                                  (PROPOSAL 2)

     We are proposing to adopt a new Employee Stock Purchase Plan. The plan is intended to be qualified under Internal Revenue Code Section 423. If the plan is qualified under Section 423, which requires the approval of our shareholders, our employees who participate in the plan will enjoy certain tax advantages, as described below. The approval of the plan requires the affirmative vote of the majority of the votes cast so long as the total votes cast on this proposal represent at least a majority of the shares entitled to vote at the Annual Meeting.

     The Employee Stock Purchase Plan will allow our employees to purchase shares of our common stock at a discount, without being subject to tax until they sell the stock, and without having to pay any brokerage commissions with respect to the purchases. The purposes of the Employee Stock Purchase Plan are to encourage the purchase of our common stock by our employees, to provide our employees with a personal stake in the Company, and to help retain employees and maintain our competitiveness in the marketplace. The first offering period under the Employee Stock Purchase Plan will commence on or after September 1, 2001, as determined by the administrator of the plan.

     The Employee Stock Purchase Plan provides our employees with the right to purchase shares of our common stock through payroll deductions. A total of 250,000 shares of our common stock initially will be available for purchase under the plan, subject to adjustment in the number and price of shares available for purchase in the event the outstanding shares of our common stock are increased or decreased through stock dividends, recapitalizations, stock splits, reorganizations or similar changes.

     The Employee Stock Purchase Plan will be administered by our Board of Directors or a committee of at least two directors appointed by our Board, and either the Board or the committee, as applicable, may delegate responsibility for administration to others as appropriate. Subject to the terms of the Employee Stock Purchase Plan, the Board or the committee has authority to interpret the plan, to adopt rules and regulations for administering the plan and to make all other determinations that it deems necessary or advisable for administering the plan.

     Any employee (who is customarily employed more than 20 hours per week) is eligible to participate in the Employee Stock Purchase Plan if he or she is employed by us at all times for a ninety-day period and continues to be employed on the effective date of his or her participation in the plan. As of March 31, 2001, approximately 1,150 of our employees, including our President and Chief Executive Officer and our other executive officers, would have been eligible to participate in the Employee Stock Purchase Plan if it had been in effect. As participation in the plan is voluntary, we cannot determine at this time the amount of shares that will be acquired by participants or the dollar value of any such participation.

     Any employee who would own stock and/or hold outstanding options to purchase stock (including rights to purchase common stock under the Employee Stock Purchase Plan) collectively representing five percent or more of the total voting power or value of our stock is not eligible to participate in the plan. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Internal Revenue Code. In addition, an employee is not permitted to purchase stock under this plan exceeding $25,000 in fair market value for each calendar year.

     An eligible employee who wishes to participate in the Employee Stock Purchase Plan must file an election form with the Company's finance department on or before the date set by the Board or administering committee, which will be before the beginning of an offering period. Each participant will have payroll deductions made in accordance with the participant's election form from the participant's compensation on each payday during the time he or she is a participant in the Employee Stock Purchase Plan. All payroll deductions will be credited to the participant's account under the plan.

     Stock will be available to be purchased during an offering period, which will be a period of three months up to one year (except for the initial offering period, which will be a period of up to four months, as determined by the Board or the administering committee). Shares of our common stock will be deemed to have been purchased on the last day of each offering period or such other date as required by administrative operational requirements. The purchase price per share, which will be determined by the Board or the administering committee prior to each offering period, will be between 85% and 100% of the lesser of:

     - the fair market value per share of common stock on the first day of the offering period; or

     - the fair market value per share of common stock on the last day of the offering period.

     If any of these dates is not a trading day, then the fair market value will be determined on the most recent trading day preceding that date. The fair market value per share is the closing share price reported on the national exchange on which our stock is traded.

     If the total number of shares of common stock for which purchase rights are exercised at the end of an offering period exceeds the maximum number of shares of common stock available, our Board or the administering committee will make an allocation of shares available for delivery and distribution on any basis consistent with the terms of the plan. The unapplied account balances will be credited to the participants' accounts for the next succeeding offering period or, at each participant's election, returned to the participant, without interest, as soon as practicable following the end of the offering period.

     A participant may discontinue participation in the Employee Stock Purchase Plan at any time, but no other change, including the amount of his or her payroll deductions, may be made during an offering period. A participant may change the amount of payroll deductions for subsequent offerings by giving written notice of such change to the Company's finance department on or before the date set by the Board or administering committee, which will be before the beginning of an offering period.

     A participant may elect to withdraw all, but not less than all, of the balance credited to the participant's account at any time before the end of the offering period by providing at least fifteen days' prior written notice to the Company's finance department. No further payroll deductions will be made with respect to the participant during that offering period. Withdrawals during an offering period by any officer who is subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended, will not be permitted under the plan.

     If a participant's employment terminates for any reason other than death, his or her participation in the Employee Stock Purchase Plan will immediately end, and all amounts credited to such participant's account will be returned to the participant. If a participant's employment terminates due to death or if the participant dies after termination of employment but before the participant's account has been returned, all amounts credited to such participant's account will be returned to the participant's successor-in-interest.

     An employee's rights under the Employee Stock Purchase Plan belong to the employee alone and may not be transferred or assigned to any other person during the employee's lifetime. After the shares of common stock have been issued under the Employee Stock Purchase Plan, such shares may be assigned or transferred the same as any other shares, subject to any restrictions that may be imposed by the Board or the administering committee pursuant to the plan.

     Shares of our common stock purchased under the Employee Stock Purchase Plan may be from our authorized but unissued shares, treasury shares or outstanding shares. We will pay all fees and expenses incurred, other than individual federal, state, local or other taxes, in connection with the Employee Stock Purchase Plan.

     The Employee Stock Purchase Plan will not be qualified under Section 401(a) of the Internal Revenue Code. We generally will not be entitled to a deduction with respect to stock purchased under the Employee Stock Purchase Plan, unless the stock is disposed of within one year after it is purchased by the employee, or within two years after the start of the offering period pursuant to which the stock was purchased.

     Generally, no tax consequences arise at the time an employee purchases shares of common stock under the Employee Stock Purchase Plan. In general, upon a disposition of shares, the participant will receive compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of:

     - the excess of the fair market value of the shares at the beginning of the offering period over the purchase price of the shares, or

     - the excess over the purchase price of (a) the amount actually received for the shares if sold or exchanged or (b) the fair market value of the shares on the date of any other termination of his or her ownership (such as by gift).

     The amount of such ordinary income is then added to the participant's basis in his or her shares for purposes of determining capital gain or loss. This tax treatment only applies if the following holding period requirements are satisfied:

     - the participant does not dispose of the shares for at least one year and one day after the date of purchase, and

     - the participant does not dispose of the shares for at least two years and one day after the beginning of the offering period pursuant to which the shares were purchased.

     If a participant disposes of shares of our common stock purchased under the Employee Stock Purchase Plan before the holding period is satisfied, he or she will be considered to receive compensation taxable as ordinary income in the amount of the difference between the amount received for the shares and the amount paid for the shares. If the shares are sold or exchanged, the amount of such ordinary income is added to the participant's basis in his or her shares for purposes of determining capital gain or loss.

     If a participant dies before disposing of the shares purchased under the Employee Stock Purchase Plan, he or she will be deemed to have realized compensation taxable as ordinary income in the taxable year in which his or her death occurred in an amount equal to the lesser of:

     - the excess of the fair market value of the shares at the beginning of the offering period over the purchase price of the shares, or

     - the excess of the fair market value of the shares on the date of death over the purchase price of the shares.

     The participant is deemed not to have realized any capital gain or loss because of death.

     Our Board will have the right to amend, modify, suspend or terminate the Employee Stock Purchase Plan at any time without notice, but no amendment may cause the rights to purchase shares under the plan to not qualify under Section 423 of the Internal Revenue Code or be adverse to the interests of the participants. Upon any amendment of the Employee Stock Purchase Plan, including the increase in the number of shares available under the plan or any change to the eligibility requirements of participants, we will obtain shareholder approval if required by law. Upon any termination, all shares or unapplied payroll deductions will be distributed to the participants.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF OUR PROPOSED EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED IN THIS PROPOSAL 2.

                    PROPOSAL TO APPROVE ADOPTION OF THE NEW
                  RESTRICTED STOCK PLAN FOR EXECUTIVE OFFICERS

                                  (PROPOSAL 3)

     We are also asking our shareholders to approve the Universal Compression Holdings, Inc. Restricted Stock Plan for Executive Officers. This is a new plan that will provide participants with grants of our common stock that will vest over time.

     Our Board of Directors approved development of the Restricted Stock Plan on April 20, 2001, subject to approval by our shareholders. Approval of the Restricted Stock Plan requires the affirmative vote of the majority of the votes cast at the Annual Meeting so long as the total votes cast on this proposal represent at least a majority of the shares entitled to vote at the Annual Meeting.

     The Board believes the Restricted Stock Plan will provide long-term incentives to, and a means of rewarding outstanding performance by, selected key employees who contribute, and are expected to contribute, materially to our success. The Board also believes the Restricted Stock Plan will enhance the interest of these key employees in our success and progress as well as our ability to maintain a competitive position in attracting and retaining qualified key personnel necessary for our continued success and progress.

     The following paragraphs summarize the principal features of the Restricted Stock Plan. This summary is subject, in all respects, to the terms of the Restricted Stock Plan, which is attached as Annex III to this Proxy Statement.

     Key employees selected to participate in the plan by the Board or administering committee are those officers whose performance and responsibilities are determined to be influential to our success. It is anticipated that approximately seven key employees will participate in the Restricted Stock Plan initially. The Company may not grant more than 350,000 shares of restricted stock under the Restricted Stock Plan, but that number may be adjusted upward or downward by the Board or the administering committee in the event the outstanding shares of our common stock are increased or decreased through stock dividends, recapitalizations, stock splits, reorganizations or similar changes.

     The Restricted Stock Plan is administered by the Board or a committee appointed by the Board, consisting of at least two members of the Board. The Board or administering committee will have full authority to interpret the plan, to establish rules and regulations concerning the plan, and to make all determinations necessary or advisable for the administration of the plan. The Board may amend, alter, or discontinue the Restricted Stock Plan at any time, but any amendment, alteration or discontinuation cannot adversely affect any awards of restricted stock previously granted. In addition, no amendment which increases the aggregate number of shares of common stock that may be issued pursuant to the Restricted Stock Plan will be effective unless the amendment is approved by our shareholders. Subject to the specific terms of the Restricted Stock Plan, the Board or the administering committee may accelerate any award of restricted stock or waive any conditions or restrictions to such award.

     The Restricted Stock Plan contemplates that certain terms of the awards of restricted stock under the plan, including the number of shares granted, vesting schedules and forfeiture restrictions, will be specified in a Restricted Stock Agreement between the Company and the individual key employee. Each individual Restricted Stock Agreement will be subject to the Restricted Stock Plan, but the terms and conditions of the separate Restricted Stock Agreements are not required to be identical and may be changed from time to time as determined by the Board or administering committee.

     The Board or the administering committee will determine the vesting schedule and forfeiture restrictions for any awards under the Restricted Stock Plan, which will be specified in the Restricted Stock Agreement with each participant. We currently anticipate that the restricted shares will vest 0% upon the first anniversary of the grant and 25% on each anniversary thereafter through the fifth anniversary as long as the participant continues employment with the Company, except that the initial grants for 2001 referenced below shall vest 0% upon January 1, 2002 and 25% on each January 1 thereafter through January 1, 2006.

     Subject to the provisions of a particular Restricted Stock Agreement, termination of employment for any reason during the vesting period will result in forfeiture of the unvested stock. Under the plan, participants will have the right to vote the shares and receive any cash dividends payable on the shares during the vesting period. Unless provided otherwise in the applicable Restricted Stock Agreement or a written employment agreement with the participant, the restricted shares will immediately vest on the occurrence of a change of control as defined in the plan, which includes certain tender offers, mergers, share exchanges, transfers of voting power or a sale of substantially all of the assets.

     The following table illustrates the number of restricted shares approved by the Board to be granted under the Restricted Stock Plan, subject to the plan being approved by our shareholders, and the value of such shares based on the closing price of our common stock on the New York Stock Exchange on July 3, 2001:

                         RESTRICTED STOCK PLAN BENEFITS

                                                                              NUMBER OF
                                                                              RESTRICTED
NAME AND POSITION                                            DOLLAR VALUE   SHARES GRANTED
-----------------                                            ------------   --------------
Stephen A. Snider..........................................   $  849,000        30,000
  President & Chief Executive Officer
Ernie L. Danner............................................      566,000        20,000
  Executive Vice President
Richard W. FitzGerald......................................      566,000        20,000
  Senior Vice President & Chief Financial Officer
Kirk E. Townsend...........................................      283,000        10,000
  Senior Vice President of Sales
Jack B. Hilburn, Jr. ......................................      283,000        10,000
  Senior Vice President of Operations
All executive officers as a group (7 persons)..............   $3,113,000       110,000

     The following is only a brief summary of the effect of federal income taxation on the recipient and the Company under the Restricted Stock Plan, based on the Internal Revenue Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside the United States in which a restricted stock recipient may reside.

     A recipient will not recognize any taxable income at the time he or she is granted shares of restricted stock, until such time as the shares are vested. At that time, the recipient will recognize ordinary income measured by the then fair market value of the vested shares. When the recipient sells the shares, any difference between the sales price and the fair market value at the time of vesting may be treated as capital gain (or loss). At the time of vesting, the Company will be entitled to a tax deduction in the amount of the ordinary income recognized by the recipient. A recipient may elect (within 30 days of the transfer of the shares) an alternative tax treatment under the Internal Revenue Code to cause the acceleration of income recognition to occur at the time of grant, which will also accelerate the timing of the Company's deduction and modify the recipient's resale treatment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF OUR PROPOSED RESTRICTED STOCK PLAN FOR EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROPOSAL 3.

                    PROPOSAL TO APPROVE ADOPTION OF THE NEW
                             DIRECTORS' STOCK PLAN

                                  (PROPOSAL 4)

     We are asking our shareholders to also approve the new Directors' Stock Plan, which provides our non-employee directors the opportunity to receive our common stock as payment for all or part of their director retainer fees. The Board believes that the plan will align the interests of directors in the Company's welfare with that of the Company's shareholders and promote the attraction and retention of able persons to serve as directors. The approval of the plan requires the affirmative vote of the majority of the votes cast so long as the total votes cast on this proposal represent at least a majority of the shares entitled to vote at the Annual Meeting.

     The plan applies only to directors who are not employees of Universal Compression Holdings, Inc. or of any of its subsidiaries and who receive director fees. Five of our directors currently are eligible to participate in the plan. An aggregate of 15,000 shares of our common stock are available for issuance under the plan, subject to adjustment for stock dividends, stock splits, share combinations, recapitalizations, reorganizations, mergers, share exchanges or other similar transactions.

     Under the plan, each eligible director may, prior to the beginning of each fiscal year, elect to receive a percentage (either 0%, 25%, 50%, 75% or 100%) of his or her next fiscal year's director fees in common stock. Directors who do not submit an election will continue to receive their fees in cash. Elections are made annually but are irrevocable for that fiscal year. For newly elected or appointed directors, the election must be made within 30 days of commencing service. Current eligible directors will have 30 days after the date of adoption of the plan, if approved by our shareholders, to make an election with respect to their director fees for the remainder of the fiscal year ended March 31, 2002.

     A director electing to receive all or part of his or her fees in the form of stock will receive, as of the end of each quarter, the number of shares determined by dividing the dollar amount of fees for such quarter that the director has elected to receive in stock by the last reported sales price per share on the last day of such quarter.

     Eligible directors may also elect to defer, for any period of time of not less than six months, the receipt of all or a portion (either 25%, 50%, 75% or 100%) of the director fees that the director has elected to receive in stock. The election, which is irrevocable, must be made at the time the director makes the election to receive all or a portion of his or her director fees in the form of stock.

     The deferral period will automatically terminate upon the director's retirement, termination of service, death or disability. The Board may also accelerate the termination of the deferral period in the event of a change of control of the Company.

     Upon termination of the deferral period, the Company will issue shares unless the director elects at that time, subject to approval by the Board or the administering committee, to receive the shares in equal annual installments over not more than five years. Upon issuance of the shares, the director will recognize income, and the Company will be allowed to take a deduction in an amount equal to the fair market value of the stock at the time of issuance.

     The summary of the plan set forth above is subject to the terms of the Directors' Stock Plan attached to this Proxy Statement as Annex IV.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF OUR PROPOSED DIRECTORS' STOCK PLAN AS DESCRIBED IN THIS PROPOSAL 4.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                  (PROPOSAL 5)

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending March 31, 2002, subject to ratification of the appointment by the shareholders. Deloitte & Touche has served as the Company's independent auditors since 1998 when the Company was formed and is considered by management to be well qualified.

     We have been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

     One or more representatives of Deloitte & Touche LLP will be present at this year's Annual Meeting of Shareholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of our common stock voting in person or by proxy at the meeting. If our shareholders do not ratify the appointment of Deloitte & Touche LLP, our Board of Directors will reconsider the appointment.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche for professional services rendered for the audit of our annual financial statements for the fiscal year ended March 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the same fiscal year were approximately $235,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No professional services were rendered or fees billed by Deloitte & Touche for information technology services relating to financial information systems design and implementation for the fiscal year ended March 31, 2001.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended March 31, 2001 were approximately $410,000.

     The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining the independent auditor's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

                            EXPENSES OF SOLICITATION

     We will bear all expenses incurred in connection with the solicitation of proxies. We have not engaged anyone to assist with the solicitation of proxies. However, our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. In addition, we will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock held in their names.

               PROPOSALS OF SHAREHOLDERS FOR 2002 ANNUAL MEETING

     We must receive proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders no later than March 15, 2002 in order for the proposals to be eligible for inclusion in our Proxy Statement and proxy relating to that meeting. These proposals should be sent to our Corporate Secretary via facsimile to (713) 466-6720 or by mail to our Corporate Secretary, 4440 Brittmoore Road, Houston, Texas 77041-1734.

     According to our By-laws, a proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order and shall not be acted upon unless

     - specifically described in our notice to all shareholders of the meeting and the matters to be acted upon thereat, or

     - the proposal shall have been submitted in writing to the Corporate Secretary at the above facsimile number or mailing address and received at our principal executive offices no earlier than April 29 or later than May 29, 2002 and such proposal is, under law, an appropriate subject for shareholder action.

     Our By-laws are filed as Exhibit 3.5 to Amendment Number Two to the Registration Statement on Form S-1 filed with the SEC on May 22, 2000 (File No. 333-34090), or you may contact Mark L. Carlton, our Senior Vice President, General Counsel and Secretary, at our principal corporate office for a copy of the relevant By-law provisions regarding the requirements for making shareholder proposals and nominating director candidates.

                               OTHER INFORMATION

     We do not know of any proposals or other items, other than those referred to in the accompanying Notice of Annual Meeting of Shareholders, that may properly come before the meeting or other matters incident to the conduct of the meeting.

     As to any other proposal or item that may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

     The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.

THE 2001 ANNUAL REPORT TO SHAREHOLDERS INCLUDES OUR FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED MARCH 31, 2001. WE HAVE MAILED THE 2001 ANNUAL REPORT TO ALL OF OUR SHAREHOLDERS. THE 2001 ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                                                                         ANNEX I

                      UNIVERSAL COMPRESSION HOLDINGS, INC.

                            AUDIT COMMITTEE CHARTER

ROLE AND INDEPENDENCE

     The Audit Committee of the Board of Directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and such other duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. The Committee is expected to maintain free and open communication (including private executive sessions) with the independent accountants, the internal auditors and the management of the Corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention (with full power to retain outside counsel or other experts for this purpose). This charter shall be reviewed and updated periodically as appropriate.

RESPONSIBILITIES

     The Audit Committee's primary responsibilities include:

     - Primary input into the recommendation to the Board for the selection and retention of the independent accountant that audits the financial statements of the Corporation. In the process, the Committee will discuss and consider the auditor's written affirmation that the auditor is in fact independent, will review the fees and other significant compensation paid to the auditor, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent accountant full access to the Committee (and the Board) to report on any and all appropriate matters.

     - Provision of guidance and oversight to the internal audit function of the Corporation, including review of the organization, plans and results of such activity.

     - Review of financial statements (including Forms 10-Q and 10-K) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments and such other inquiries as may be appropriate.

     - Discussion with management and the auditors of the quality and adequacy of the Corporation's internal controls.

     - Discussion with management of the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

     - Reporting on audit committee activities to the full Board (and issuance annually of a summary report suitable for submission to stockholders).

     - Meet with representatives of the Corporation and independent auditors prior to the release of financial information.

                                                                        ANNEX II

                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

                                    PURPOSE

     1.01 Purpose. The Universal Compression Holdings, Inc. Employee Stock Purchase Plan, which has been adopted by the Board of Directors, is intended to encourage employees of Universal Compression Holdings, Inc. ("Universal") to remain in its employ and participate in its growth by providing a method whereby employees of Universal and its eligible Subsidiary Corporations (collectively, with Universal, the "Company") will have an opportunity to acquire a proprietary interest in the Company's long-term performance and success through the purchase of shares of the Common Stock at a price that may be less than the fair market value of the stock on the date of purchase from funds accumulated through payroll deductions. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                                   ARTICLE II

                                  DEFINITIONS

     2.01 "Base Pay" means regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other incentive payments.

     2.02  "Board" means the Board of Directors of Universal.

     2.03  "Common Stock" means the Common Stock, $0.01 par value, of Universal.

     2.04  "Committee" means the committee appointed by the Board pursuant to
Article X to administer the Plan. If the Board does not appoint a Committee, or if a Committee otherwise fails to exist at any time during the term hereof, the Board shall perform the functions of the Committee.

     2.05 "Employee" means any person who is customarily employed, within the meaning of Code section 3401, by the Company (i) more than 20 hours per week or
(ii) at least five months in any calendar year. The Committee shall determine when an Employee's period of employment terminates and when such period of employment is deemed to be continued during an approved leave of absence.

     2.06 "Offering" means any offering as described in Section 4.02 hereof permitting Participants to purchase Common Stock under the Plan.

     2.07 "Offering Commencement Date" means the date on which an Offering will commence, as described in Section 4.02.

     2.08 "Offering Period" means the period between the Offering Commencement Date and the Offering Termination Date, as described in Section 4.02.

     2.09 "Offering Termination Date" means the last day of an Offering Period, as described in Section 4.02.

     2.10 "Participant" means an Employee who exercises an option to purchase Common Stock under the Plan by authorizing payroll deductions under Section 5.02.

     2.11 "Plan" means the Universal Compression Holdings, Inc. Employee Stock Purchase Plan, as set forth herein and as it may be amended from time to time.

     2.12 "Subsidiary Corporation" means (i) any "subsidiary corporation" of Universal as that term is defined in section 424(f) of the Code, (ii) any other entity that is taxed as a corporation under Code Section 7701(a)(3) and is a member of the "affiliated group" as defined in Code Section 1504(a) of which Universal is the common parent, and (iii) any other entity as may be permitted from time to time by the Code or the Internal Revenue Service to be an employer of employees participating in the Plan; provided, however, that any such Subsidiary Corporation must be designated as a participating employer in the Plan by the Board.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

     3.01 Initial Eligibility. Except as provided in Section 3.02, any Employee who shall have completed ninety (90) days' employment and shall be employed by the Company on the date his participation in the Plan is to become effective shall be eligible to participate in Offerings under the Plan which commence on or after such ninety-day period has concluded.

     3.02 Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to purchase Common Stock under the Plan:

          (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this subparagraph, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee) and any option granted to an Employee which results in his stock ownership (as determined under section 423(b)(3) of the Code) equaling or exceeding such 5% limitation shall be entirely void as if it had never been granted; or

          (b) which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding. For purposes of this subparagraph (b), (i) an option accrues when the option first becomes exercisable during any calendar year; (ii) an option accrues at a rate provided in the applicable Offering, but in no case may such rate for any Employee exceed $25,000 of the fair market value of stock determined at the time the option is granted for any one calendar year; (iii) an option that has accrued under any one Offering may not be carried over by a Participant to any other Offering; and (iv) only rights to purchase stock that have been granted under an employee stock purchase plan that complies with section 423 of the Code shall be taken into account.

     3.03 Commencement of Participation. An eligible Employee may become a Participant by completing an authorization for a payroll deduction in accordance with Section 5.02 on the form provided by the Company and filing it with the Company's finance department on or before the date set therefor by the Committee, which date shall be prior to the Offering.

                                   ARTICLE IV

                                   OFFERINGS

     4.01 Shares Offered. The total number of shares of Common Stock available under the Plan is Two Hundred and Fifty Thousand (250,000) shares. If any Offering shall expire without the rights under such Offering having been exercised in full, such unpurchased shares covered thereby shall be added to the shares otherwise available for future Offerings.

     4.02 Offerings. The Company may make periodic Offerings to eligible employees to purchase Common Stock under the Plan, the duration of which may be for a period of three months up to one year; provided, however, that the initial Offering Commencement Date may be for a period of less than three months, as determined by the Committee. Offering Periods commencing after the initial Offering Period will commence on January 1, April 1, July 1 or October 1. With respect to each Offering, the Committee, at its discretion, may specify the maximum number of shares of Common Stock that may be purchased under the Offering or such other limitations that it may deem appropriate. The number of shares of Common Stock that may be purchased under each successive Offering shall be all or a portion of the balance of the Two Hundred and Fifty Thousand (250,000) shares authorized but not purchased previously under the terms of this Plan.

     As used in the Plan, "Offering Commencement Date" means the January 1, April 1, July 1 or October 1, as the case may be, on which the particular Offering begins (except with respect to the initial Offering Commencement Date, which shall be September 1, 2001). "Offering Termination Date" means the March 31, June 30, September 30 or December 31, as the case may be, on which the particular Offering terminates, and "Offering Period" means the period from the Offering Commencement Date to the Offering Termination Date.

                                   ARTICLE V

                               PAYROLL DEDUCTIONS

     5.01 Offering Rights. With respect to each Offering, each Employee shall be offered the opportunity to elect to have deducted from each paycheck issued during the Offering Period an amount as determined by the Participant which shall be withheld by the Company for the purchase on behalf of such electing Employee of the number of whole shares of Common Stock that can be purchased with the amount deducted for such purpose, but in no event may the number of whole shares which may be purchased by any Participant exceed the number of whole shares available during the Offering Period or exceed the individual Participant allotment, if any, for the Offering Period described in Section 6.03 hereof. Fractional shares may not be purchased; any funds that are insufficient to purchase whole shares shall remain in each affected Participant's Plan account until the following Offering Period, at which time such funds shall be
(i) combined with the Participant's payroll deduction for the following Offering Period and used to purchase whole shares for each affected Participant who remains eligible to participate in such Offering Period, or (ii) returned to each affected Participant who is not eligible to participate in the following Offering Period.

     5.02 Payroll Deductions. Each Employee shall become a Participant pursuant to the terms of an Offering by filing a written election to participate in that Offering in the form of a payroll deduction authorization prior to the Offering Commencement Date on the form provided by the Company for that purpose. A Participant may elect to have his authorization continue for future Offerings until revoked or modified in writing. A Participant may elect to have deductions made from his pay in one of two ways. At the time a Participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a Participant in an Offering at the rate of any specified whole percentage from 1% up to and including 10% of his Base Pay in effect at the Offering Commencement Date or the Participant shall elect to have a specific dollar amount deducted from his pay on each payday during the time he is a Participant pursuant to rules that may be proscribed from time to time by the Committee; provided, however, that each payroll deduction shall be in an amount not less than $30 per payroll period and shall be subject to the restrictions contained in Section 3.02. In the case of a part-time hourly Employee, such Employee's Base Pay during an Offering shall be determined by multiplying such Employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering. Payroll deductions shall commence with the first regular payroll period coinciding with or ending on the Offering Commencement Date, or at such other time as may be specified in such Offering and shall end on the earlier of the last regular payroll period coinciding with or ending before the Offering Termination Date or, if earlier, upon the termination of the Participant's employment with the Company.

     5.03 Method of Payment; Participant's Account. The Company will maintain or cause to have maintained a Plan account on its books in the names of each Participant. All payroll deductions made for a Participant shall be credited to his account under the Plan. Purchases of shares of Common Stock by any Participant pursuant to an Offering shall be made with funds accumulated in the Participant's account through payroll deductions from the Participant's Base Pay during the Offering Period. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in

Section 5.05. The Company shall not credit a Participant's Plan account with interest on any payroll deduction.

     5.04 Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan as provided in Article VII, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of his payroll deductions for that Offering.

     5.05 Leave of Absence. If a Participant goes on a leave of absence, such Participant shall have the right to elect (i) to withdraw the balance in his Plan account pursuant to Article VII, (ii) to discontinue contributions to the Plan but remain a Participant in the Plan, or (iii) to remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions.

                                   ARTICLE VI

                 TERMS AND CONDITIONS OF OFFERINGS AND OPTIONS

     6.01 Terms and Conditions. Except as provided in Section 3.02(b), all Participants shall have the same rights and privileges, as specified below in this Article VI.

     6.02 Number of Option Shares. On each Offering Commencement Date, a Participant shall be deemed to have been granted an option to purchase shares of Common Stock of the Company equal to the percentage of the Employee's Base Pay that he has elected to have withheld through payroll deductions multiplied by the Employee's Base Pay during the Offering Period, or the specified portion elected, divided by the purchase price per share determined under Section 6.04, subject to the allotments, if any, for the Offering Period described in Section 6.03.

     6.03 Allotment of Shares. If the total number of shares of Common Stock to be purchased by Participants through payroll deduction under any Offering exceeds the shares available for purchase under the Offering, the Committee may make allotments of shares among the Participants on any basis consistent with the terms of the Plan, and Offerings for shares, if any, in excess of the shares so allotted shall be deemed to have lapsed. Any funds remaining in a Participant's account after an Offering as a result of this Section 6.03 shall be carried over into the next Offering, or shall be returned to the Participant as soon as practicable if another Offering will not occur or if the Employee does not elect to participate in the next Offering.

     6.04 Purchase Price. The purchase price per share at which Common Stock may be purchased under each Offering shall be a percentage established by the Committee prior to the Offering Commencement Date which is from 85% to 100% of the lesser of the fair market value of a share of Common Stock as determined as of (i) the Offering Commencement Date or (ii) the Offering Termination Date. In determining the purchase price, the fair market value per share of Common Stock shall be the closing price reported, if any, on the New York Stock Exchange or successor exchange or market system for the date on which such value is being determined; provided, however, that if the closing sales price is not reported on such date, then the closing price on the most recently preceding date on which such price was reported shall be used. If no trading market on the New York Stock Exchange exists, the Board of Directors or the Committee shall determine the fair market value for this purpose.

     6.05 Nontransferability of Options. An option shall not be transferable by the Employee or Participant to whom it has been granted otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant. Further, in the discretion of the Board, the terms of any Offering may prohibit transfer under any circumstances and provide for cancellation of the unexercised portion of any option upon the death of a Participant.

     6.06 Purchases. As of the Offering Termination Date, or such other date as required by administrative operational requirements, purchases of shares of Common Stock by any Participant pursuant to an Offering shall be made with funds accumulated in the Participant's account through payroll deductions from the

Participant's pay or as otherwise permitted by the Board, under rules of uniform application over the time period specified in such Offering.

     6.07 Other Provisions. Each Offering shall contain such other provisions as the Committee shall deem advisable, including restrictions on resale of Common Stock purchased through an Offering, provided that no such provisions may in any way conflict, or be inconsistent with the terms of the Plan as amended from time to time.

     6.08 Requirements of Law. The issuance of any Common Stock hereunder is conditioned upon registration or exemption of the Common Stock to be issued under applicable federal and state securities laws and its listing on any applicable stock exchange. In no event shall any Common Stock be issued hereunder prior to the effective date of any such registration, exemption or listing application. In addition, unless and until the Plan is approved by a proper vote of the stockholders of Universal, the purchase price per share under
Section 6.04 shall be at least 100% of the fair market value determined thereunder.

     6.09 Issuance of Common Stock. The shares of Common Stock purchased by each Participant with respect to each Offering shall be considered to be issued and outstanding to his credit as of the close of business on the Offering Termination Date or other purchase date for the Offering as described in Section
6.06. Certificates for shares of Common Stock shall be issued in accordance with
Section 7.02 only in the name of the Participant unless the Participant, or in the event of death, the Participant's designee, elects otherwise by written notice to the Company and the Company gives prior written consent to such election.

     6.10 Account Balances. No interest shall accrue at any time for any amount credited to the account of a Participant. After the close of each Offering, a report shall be sent to each Participant stating the entries made to his account, the number of shares of Common Stock purchased, and the applicable purchase price of such shares.

                                  ARTICLE VII

                     WITHDRAWALS FROM PARTICIPANT ACCOUNTS

     7.01 Withdrawal From Offering. Except for any officer of the Company who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (an "Insider"), any Participant may cease participation in an Offering at any time prior to the Offering Termination Date and withdraw all cash amounts in his account by providing at least fifteen (15) days' prior written notice to the Company's finance department revoking his payroll deduction authorization. Such withdrawals shall serve to cancel the Participant's option, and the Participant shall thereupon cease his participation in such Offering. Partial cash withdrawals shall not be permitted. Any cash withdrawal request shall be made in such form and under such conditions as may be specified from time to time by the Committee. Insiders may not make cash withdrawals for so long as they remain Insiders.

     7.02 Issuance of Certificates. As soon as practicable after each Offering Period, each Participant will receive a stock certificate representing all of the shares of Common Stock (in a whole number of shares) held in his account. Subject to Section 6.07, a Participant shall not be permitted to pledge, transfer, or sell shares of Common Stock held in his account until they are issued in certificate form.

     7.03 Termination of Employment. Upon termination of a Participant's employment with the Company for any reason, whether voluntary or involuntary, his participation in the Plan shall immediately terminate. As soon thereafter as is practicable, the Participant, or the Participant's beneficiary in the event of the Participant's death, shall receive (i) cash in an amount equal to the balance in his account as of the date of his termination of employment, without interest; (ii) a stock certificate for all whole shares of Common Stock not yet delivered out of the account; and (iii) cash equivalent to any fractional shares of Common Stock in the account.

                                  ARTICLE VIII

                       RECAPITALIZATION OR REORGANIZATION
                           AND COMMON STOCK DIVIDENDS

     8.01 Merger, Consolidation, or Reorganization. In the event of a dissolution or liquidation of the Company, or any merger, consolidation, or share exchange pursuant to which the holders of Common Stock would receive cash, securities or property from another person or entity, the Board, at its election, may cause each outstanding option to terminate; provided, however, that each Participant shall in such event, subject to such rules and limitations of uniform application as the Board may prescribe, be entitled to the rights of terminating Participants provided in Article VII.

     8.02 Capital Adjustments. The aggregate number of shares of Common Stock that may be purchased by the exercise of outstanding options and the purchase price per share covered by each such outstanding option and the number of shares of Common Stock held in a Participant's account shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of Common Stock or other capital adjustment or the payment of a Common Stock dividend or other increase or decrease in such shares of Common Stock effected without the receipt of consideration by the Company.

     8.03 Company's Discretion. The grant of an option under the Plan shall not affect in any way the Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

                                   ARTICLE IX

                      AMENDMENT OR TERMINATION OF THE PLAN

     9.01 Amendment or Termination. The Board in its sole and absolute discretion may suspend or terminate the Plan, reconstitute the Plan in whole or in part, or amend or revise the Plan in any respect whatsoever except that (i) no amendment shall cause any option to fail to qualify as an option under section 423 of the Code; (ii) without approval of the stockholders, no amendment shall increase the number shares of Common Stock that may be sold under the Plan or make any change in the Employees or class of Employees eligible to participate in the Plan; and (iii) without the approval of a Participant, no change shall be made in the terms of any outstanding option adverse to the interest of the Participant. The Plan shall terminate on the date that all shares of Common Stock authorized for sale under the Plan have been purchased, except as otherwise extended by authorizing additional shares under the Plan.

                                   ARTICLE X

                                 ADMINISTRATION

     10.01 Appointment of Committee. If the Board appoints a Committee to administer the Plan, the Committee shall consist of at least two directors of Universal. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.

     10.02 Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have full power and authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be final, conclusive and binding on all persons. The Committee may delegate some or all of its administrative powers and responsibilities to such other persons from time to time as it deems appropriate.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.01 Nontransferability. Except by the laws of descent and distribution, no benefit provided hereunder shall be subject to alienation, assignment, or transfer by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature, and any attempted alienation, assignment, attachment, or transfer shall be void and of no effect whatsoever and, upon any such attempt, the benefit shall terminate and be of no force or effect. During a Participant's lifetime, options granted to the Participant shall be exercisable only by the Participant. Shares of Common Stock shall be delivered only to the Participant or death beneficiary entitled to receive the same or to the Participant's authorized legal representative.

     11.02 No Employment Right. Neither this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer or Employee of the Company.

     11.03 Tax Withholding. The Company shall have the right to deduct from all payments hereunder any federal, state, local, or employment taxes that it deems are required by law to be withheld with respect to such payments.

     11.04 Government and Other Regulations. The obligation of the Company to deliver shares of Common Stock or make cash payments hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals by any government agencies or regulatory authority as may be deemed necessary or appropriate by the Committee. If shares of Common Stock deliverable hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status. The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. The Plan shall be subject to any provision necessary to assure compliance with federal and state securities laws.

     11.05 Indemnification. Each person who is or at any time serves as a member of the Board and/or the Committee shall be indemnified and held harmless by Universal against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to this Plan except to the extent that any such loss, cost, liability or expense arises from the gross negligence or willful misconduct of such person. Each person covered by this indemnification shall give Universal an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the charter or bylaws of Universal, as a matter of law, or otherwise, or any power that Universal may have to indemnify such person or hold such person harmless.

     11.06 Reliance on Reports. Each member of the Board and the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Board and/or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     11.07 Governing Law. All matters relating to this Plan shall be governed by the laws of the State of Texas, without regard to the principles of conflict of laws thereof, except to the extent preempted by the laws of the United States.

     11.08 Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, or group insurance plan of the Company.

     11.09 Expenses. The expenses of implementing and administering this Plan shall be borne by the Company.

     11.10 Titles and Headings. The titles and headings of the Articles and Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

     11.11 Application of Funds. All funds received by the Company under the Plan shall constitute general funds of the Company.

     11.12 Nonexclusivity of Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of Universal for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                                                                       ANNEX III

                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                             RESTRICTED STOCK PLAN
                             FOR EXECUTIVE OFFICERS

     The Board of Directors (the "Board") has adopted the Universal Compression Holdings, Inc. Restricted Stock Plan for Executive Officers (the "Plan"), covering an aggregate of Three Hundred and Fifty Thousand (350,000) shares of Common Stock, as set forth herein.

     1. PURPOSE. The purposes of the Plan are to attract and retain for the Company and its Affiliates the best available Executive Officers, to provide additional incentive to the Executive Officers, to increase their interest in the Company's welfare and to promote the success of the business of the Company and its Affiliates.

     2. DEFINITIONS. As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:

          a. "Affiliate" means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, or (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

          b. "Award" means any Restricted Stock Award granted under the Plan to a Grantee pursuant to the terms, conditions and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

          c. "Board" means the Board of Directors of the Company.

          d. "Change in Control" of the Company means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

          e. "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

          f. "Committee" means the committee, as constituted from time to time, of the Board that is appointed by the Board to administer the Plan; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary in each case to satisfy such requirements with respect to Awards granted under the Plan. Notwithstanding any other provision of this Plan to the contrary, in the absence of a committee being appointed by the Board, the Committee shall mean the entire Board.

                                      III-1

          g. "Common Stock" means the Common Stock, $0.01 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

          h. "Company" means Universal Compression Holdings, Inc., a Delaware corporation.

          i. "Continuous Service" means that the provision of services to the Company in any capacity of Executive Officer is not interrupted or terminated. Service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers of employment involving the Company, or any successor, in any capacity of Executive Officer, or (iii) any change in status as long as the individual remains in the service of the Company in any capacity of Executive Officer. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

          j. "Covered Employee" means the chief executive officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to shareholders under Regulation S-K, as determined for purposes of Section 162(m) of the Code.

          k. "Disability" means the "disability" of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          l. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

          m. "Executive Officer" means a person who is an "Officer" of the Company within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

          n. "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

             i. If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or if no such price or bid is reported on that day, on last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

             ii. In the absence of any such established markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

          o. "Grantee" means an Executive Officer to whom an Award has been granted under the Plan.

          p. "Non-Employee Director" means a director of the Company who either
     (i) is not an employee or officer, does not receive compensation (directly or indirectly) from the Company or Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under
     Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

                                      III-2

          q. "Outside Director" means a director of the Company who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an "affiliated corporation" at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

          r. "Plan" means this Universal Compression Holdings, Inc. Restricted Stock Plan for Executive Officers, as set forth herein and as it may be amended from time to time.

          s. "Regulation S-K" means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

          t. "Restriction Period" means the period during which the Common Stock under a Restricted Stock Award is nontransferable and subject to "Forfeiture Restrictions" as defined in Section 3(a) of this Plan and set forth in the related Restricted Stock Agreement.

          u. "Restricted Stock Agreement" means the written agreement evidencing the grant of a Restricted Stock Award executed by the Company and the Grantee, including any amendments thereto. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.

          v. "Restricted Stock Award" means an Award granted under Section 3 of the Plan of shares of Common Stock issued to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.

          w. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

          x. "Section" means a section of the Plan unless otherwise stated or the context otherwise requires.

          y. "Securities Act" means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

          z. "Stock" means the Common Stock.

     3. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of such Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each such Restricted Stock Agreement shall be subject to the terms and conditions of this Section 3.

          a. Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.

                                      III-3

          b. Restricted Stock Awards. At the time any Restricted Stock Award is granted under the Plan, the Company and the Grantee shall enter into a Restricted Stock Agreement setting forth each of the matters addressed in this Section 3 and such other matters as the Committee may determine to be appropriate. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Restricted Stock Agreement, (i) the Grantee shall not be entitled to delivery of the shares of Common Stock certificate until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the Forfeiture Restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Award, including rules pertaining to the termination of the Grantee's Continuous Service (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall also be set forth in a Restricted Stock Agreement made in connection with the Restricted Stock Award.

          c. Rights and Obligations of Grantee. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired. Each Restricted Stock Agreement shall require that (i) the Grantee, by his or her acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

          d. Restriction Period. The Restriction Period for a Restricted Stock Award shall commence on the date of grant of the Restricted Stock Award and, unless otherwise established by the Committee and stated in the Restricted Stock Award Agreement, shall expire upon satisfaction of the conditions set forth in the Restricted Stock Agreement pursuant to which the Forfeiture Restrictions will lapse.

          e. Securities Restrictions. The Committee may impose other conditions on any shares of Common Stock subject to a Restricted Stock Award as it may deem advisable, including (i) restrictions under applicable state or federal securities laws, and (ii) the requirements of any stock exchange or national market system upon which shares of Common Stock are then listed or quoted.

          f. Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award; provided, that in the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

          g. Forfeiture of Restricted Stock. Subject to the provisions of the particular Restricted Stock Agreement, on termination of the Grantee's Continuous Service during the Restriction Period, the shares of Common Stock subject to the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company, except that if so provided in the Restricted Stock Agreement applicable to the Restricted Stock Award, the Company shall repurchase each of the shares of Common Stock forfeited for the purchase price per share paid by the Grantee ("Forfeiture Repurchase Option"). The Committee will have discretion to determine whether the Continuous Service of a Grantee has terminated and the date

                                      III-4
     on which such Continuous Service terminates and whether the Grantee's Continuous Service terminated as a result of the Disability of the Grantee.

          h. Lapse of Forfeiture Restrictions in Certain Events; Committee's Discretion. Notwithstanding the provisions of Section 3(g) or any other provision in the Plan to the contrary, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to the Grantee pursuant to a Restricted Stock Award, and upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall lapse or terminate. Any action by the Committee pursuant to this Section 3(h) may vary among individual Grantees and may vary among the Restricted Stock Awards held by any individual Grantee. Notwithstanding the preceding provisions of this Section 3(h), the Committee may not take any action described in this Section 3(h) with respect to a Restricted Stock Award that has been granted to a Covered Employee if such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

     4. ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.

          a. Capital Adjustments. The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, any exercise or purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded up to the nearest whole number, as determined by the Committee. Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          b. Dissolution or Liquidation. The Committee shall notify the Grantee at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless provided otherwise in an individual Restricted Stock Agreement or in a then-effective written employment agreement between the Grantee and the Company, to the extent that an Award has not been previously exercised, the Company's repurchase rights relating to an Award have not expired or the Forfeiture Restrictions have not lapsed, any such Award that is a Restricted Stock Award shall be forfeited and the shares of Common Stock subject to such Award shall be returned to the Company, in each case, immediately prior to consummation of such dissolution or liquidation, such Award shall terminate immediately prior to consummation of such dissolution or liquidation.

          c. Change in Control. Unless specifically provided otherwise with respect to Change in Control events in a Restricted Stock Agreement or in a then-effective written employment agreement between the Grantee and the Company, if, during the effectiveness of the Plan, a Change in Control occurs, the Forfeiture Restrictions applicable to all outstanding Restricted Stock Awards shall lapse and shares of Common Stock subject to such Restricted Stock Awards shall be released from escrow, if applicable, and delivered to the Grantees of the Awards free of any Forfeiture Restriction.

     5. STOCKHOLDER APPROVAL. The Company shall obtain the approval of the Plan by the Company's stockholders to the extent required to satisfy Section 162(m) of the Code or to satisfy or comply with any applicable laws or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted. No Award that is issued prior to initial stockholder approval or as a result of any increase in the number of shares of Common Stock authorized to be issued under the Plan may be exercised or forfeiture restrictions lapse prior to the time the Plan or such increase, respectively, has been
                                      III-5
approved by the stockholders of the Company, and all such Awards will similarly terminate if such stockholder approval is not obtained.

     6. ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of this Plan or any Award granted under this Plan shall be final and binding upon the Company and all persons having an interest in any shares of Common Stock acquired pursuant to an Award.

     7. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Executive Officer any right to be granted an Award or any other rights except as may be evidenced by the Restricted Stock Agreement, or any amendment thereto, duly authorized by the Committee, and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan, Restricted Stock Agreement, or in other related documents shall confer upon any Executive Officer any right with respect to such person's Continuous Service or interfere or affect in any way with the right of the Company to terminate such person's Continuous Service at any time, with or without cause.

     8. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

     9. AMENDMENT OR TERMINATION OF PLAN. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Restricted Stock Agreement, exercise agreement or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing signed by the Grantee and the Company.

     11. SEVERABILITY AND REFORMATION. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

     12. GOVERNING LAW. The Plan shall be construed and interpreted in accordance with the laws of the State of Texas.

                                      III-6

     13. INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term "include" or "including" does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.

                                      III-7

                                                                        ANNEX IV

                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                             DIRECTORS' STOCK PLAN

                                  INTRODUCTION

     The Board of Directors (the "Board") of Universal Compression Holdings, Inc., a Delaware corporation (the "Company"), has adopted the Universal Compression Holdings, Inc. Directors' Stock Plan (the "Plan") covering an aggregate of fifteen thousand (15,000) shares of common stock, $0.01 par value, of the Company ("Common Stock").

     1. PURPOSE. The purpose of the Plan is to provide non-employee directors (the "Directors") of the Company with an opportunity to receive Common Stock from the Company as payment for their retainer fees (the "Retainer Fees") which will:

          (a) enhance their interest in the Company's welfare;

          (b) furnish them an additional incentive to continue their services for the Company; and

          (c) provide an additional means through which the Company may attract qualified persons to serve on the Board.

     2. ADMINISTRATION. The Plan will be administered by a Committee appointed by the Board from time to time; provided, however, that in the absence of a Committee being appointed by the Board, the Committee shall mean the entire Board. The Committee may delegate some or all of its administrative powers and responsibilities to such other persons from time to time as it deems appropriate.

     3. PARTICIPANTS. Members of the Board of the Company who are not employees of the Company or any subsidiary of the Company ("Participants") are eligible to participate in the Plan.

     4. GRANT OF STOCK. The eligible individual Directors, on or before March 31 of each year, may elect by written notice to the Committee to receive a portion (which may be a percentage equal to either 0%, 25%, 50%, 75% or 100%) of their Retainer Fees for the following fiscal year in the form of Common Stock. Any portion that is not paid in the form of Common Stock will be paid in cash. With respect to the portion of the Retainer Fees to be paid in Common Stock for each quarter, the number of shares shall be determined by dividing the dollar amount of such portion of the Retainer Fees that would otherwise be paid in cash to the Participant for such quarter by the reported closing sales price per share of the Common Stock of the Company on the last day of such quarter on the New York Stock Exchange or successor exchange or market system for the date on which such value is being determined. If a closing sales price is not reported on the last day of an applicable quarter, then the closing sales price on the most recently preceding date on which such price was reported shall be used. Payment for any fractional shares shall be made in cash. The Company will issue the shares of Common Stock as soon as practicable after the end of the applicable quarter, unless the Participant has elected to defer the receipt of the Common Stock pursuant to paragraph 5 of this Plan.

     For eligible Directors who are first elected or appointed to the Board during a particular fiscal year, their written election for that year must be made within thirty (30) days after the commencement of their service as a Director, and the election will apply to Retainer Fees to be received for quarters commencing after the date of election. Notwithstanding any other provision of the Plan to the contrary, all eligible Directors will be entitled to make a written election hereunder within thirty (30) days after the date the Plan is approved by the stockholders of the Company with respect to Retainer Fees to be received for quarters commencing after the date of election.

     Elections shall only apply to a single fiscal year but shall be irrevocable for that year. Participants shall be fully vested in their stock at all times upon grant.

     5. ELECTION TO DEFER. Notwithstanding any other provision of the Plan to the contrary, eligible individual Directors who elect under the Plan to receive all or a portion of their Retainer Fees in the form of Common Stock also may elect to defer until a later date the receipt of all or a portion (which may be a percentage equal to either 25%, 50%, 75% or 100%) of the Retainer Fees that the Participant has elected to receive in the form of Common Stock.

     Any election by an eligible individual Director to defer Retainer Fees for a fiscal year under this paragraph 5 of the Plan shall be made at the same time as the election under paragraph 4 hereunder, shall be irrevocable, and may be made for any period of time of not less than six months; provided, that any deferral period shall automatically terminate upon the occurrence of the retirement, termination of service, death or disability of the electing individual Director. The Board, in its discretion, may accelerate the termination of deferral periods in the event of a change in control of the Company. For purposes of the Plan, a "change in control" of the Company means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

     Any eligible individual Director who makes an election to defer hereunder shall be credited with phantom units of Common Stock at the same time and in the same number (plus an amount for fractional shares) as if such Director had elected not to defer any portion of the Retainer Fees. The phantom units of Common Stock shall be subject to adjustment as set forth in paragraph 6 of this Plan, as if such shares represented by such phantom units had been issued. Any dividends that are payable with respect to outstanding Common Stock shall not be eligible for deferral hereunder and shall be paid to eligible individual Directors at the same time and in the same amount as if the shares of Common Stock represented by an electing Director's phantom units hereunder were outstanding.

     The Company shall issue shares of Common Stock represented by a Participant's phantom units as soon as practicable after the termination of the deferral period applicable to such units; provided that a Participant may elect at the end of the deferral period, subject to approval by the Committee, to have the shares of Common Stock represented by the phantom units distributed to the Participant in annual installments over not more than five (5) years.

     In the event of a Participant's death, the Company shall issue the shares of Common Stock represented by the Participant's phantom units to the Participant's estate.

     6. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by this Plan may be adjusted to reflect, as deemed appropriate by the Committee in its sole discretion, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

     7. INTERPRETATION. The Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations.

     8. AMENDMENT OR DISCONTINUANCE. The Plan may be amended (subject to approval, if required, of the stockholders of the Company) or discontinued by the Board.

     9. EFFECT OF PLAN. Nothing in this Plan shall be construed as conferring upon any Participant the right to continue as a director.

     10. APPLICABLE LAW. This Plan shall be construed in accordance with and governed by the laws of the State of Texas.

Universal Compression Holdings, Inc. encourages all shareholders to vote their proxies. We now provide three convenient methods of voting:

1. PROXY CARD: Complete, sign, date and return the proxy card attached below in the enclosed envelope (no postage required);

2. TELEPHONE: Call toll-free on a touch-tone phone 1-877-779-8683, 7 days a week, 24 hours a day; or

3. INTERNET: Log on the website http://www.eproxyvote.com/uco.


If you choose to vote via Telephone or the Internet, you will be given instructions and asked to enter your control number, located on this proxy card. Telephone and Internet voting access will close at midnight on the day prior to the date of the Annual Meeting. IF YOU VOTE VIA TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.



ZUCH1B                            DETACH HERE


                                     PROXY

                      UNIVERSAL COMPRESSION HOLDINGS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 16, 2001


     I have received the Notice of Annual Meeting of Shareholders and Proxy Statement dated July 13, 2001 of Universal Compression Holdings, Inc. and hereby appoint Stephen A. Snider, Ernie L. Danner, Richard
W. FitzGerald and Mark L. Carlton, and each of them, as my proxies, with full power of substitution, to represent me at the Annual Meeting of Shareholders of the Company to be held on August 16, 2001 (and at any adjournments or postponements of the annual meeting), and to vote all shares of common stock that I would be entitled to vote if personally present at the annual meeting in the manner specified on the back of this card (or, if I do not specify how to vote, to vote all my shares FOR all proposals described on the back of this card and to vote in the discretion of the proxies as to any other matters coming before the annual meeting.)


---------------                                               ---------------
  SEE REVERSE           CONTINUED AND TO BE SIGNED              SEE REVERSE
     SIDE                    ON REVERSE SIDE                       SIDE
---------------                                               ---------------

-----------------                       ----------------
VOTE BY TELEPHONE                       VOTE BY INTERNET
-----------------                       ----------------

It's fast, convenient, and immediate!   It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone    confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

--------------------------------------  ----------------------------------------
Follow these four easy steps:           Follow these four easy steps:

1. Read the accompanying Proxy          1. Read the accompanying Proxy
   Statement and Proxy Card.               Statement and Proxy Card.

2. Call the toll-free number            2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).        http://www.eproxyvote.com/uco

3. Enter your 14-digit Voter Control    3. Enter your 14-digit Voter Control
   Number located on your Proxy Card       Number located on your Proxy Card
   above your name.                        above your name.

4. Follow the recorded instructions.    4. Follow the instructions provided.
--------------------------------------  ---------------------------------------

YOUR VOTE IS IMPORTANT!                 YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!            Go to http://www.eproxyvote.com/uco
                                        anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



ZUCH1A                           DETACH HERE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

IF YOU CHOOSE NOT TO VOTE VIA TELEPHONE OR THE INTERNET, PLEASE PROMPTLY MARK THIS PROXY CARD TO SPECIFY HOW YOU WOULD LIKE YOUR SHARES VOTED AND DATE, SIGN AND MAIL IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS REFERRED TO BELOW.

1. Election of the following persons to serve as directors until the 2004 Annual Meeting of Shareholders:
   NOMINEES: (01) Thomas C. Case, (02) Uriel E. Dutton, and (03) C. Kent May.

             FOR                        WITHHELD                 MARK HERE
             ALL                        FROM ALL                 IF YOU PLAN
           NOMINEES  [ ]           [ ]  NOMINEES                 TO ATTEND   [ ]
                                                                 THE MEETING


                                                                 MARK HERE
                                                                 FOR ADDRESS
   [ ]                                                           CHANGE AND  [ ]
      ----------------------------------------------------       NOTE BELOW
       For all nominees except as noted above

                                                      FOR  AGAINST  ABSTAIN
2. Approval of the adoption of the new Employee       [ ]    [ ]      [ ]
   Stock Purchase Plan.

3. Approval of the adoption of the new Restricted
   Stock Plan for Executive Officers.                 [ ]    [ ]      [ ]

4. Approval of the adoption of the new Directors'
   Stock Plan.                                        [ ]    [ ]      [ ]

5. Ratification of the appointment of Deloitte &
   Touche LLP as Independent Auditors.                [ ]    [ ]      [ ]

In addition, I hereby authorize such proxies to vote my shares in their discretion as to any other matters that may come before the Annual Meeting.

IF YOU EXECUTE AND RETURN THIS PROXY CARD BUT DO NOT SPECIFY THE MANNER IN WHICH THE PROXIES SHOULD VOTE YOUR SHARES, THE PROXIES WILL VOTE YOUR SHARES FOR ALL THE FOREGOING PROPOSALS AND IN THEIR DISCRETION AS TO ANY OTHER MATTERS COMING BEFORE THE MEETING.

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If signed by a partnership, please sign in the partnership name by authorized person.



Signature:                                         Date:
           ---------------------------------------       ----------------------

Signature:                                         Date:
           ---------------------------------------       ----------------------